PROSPECTUS SUPPLEMENT (To Prospectus dated September 14, 2020)	Filed Pursuant to Rule 424(b)(5) File No. 333-248554

GLORY STAR NEW MEDIA GROUP HOLDINGS LIMITED

571,428 Ordinary Shares

Warrants to Purchase up to 571,428 Ordinary Shares

We are offering 571,428 ordinary shares, par value $0.0001 per share, and warrants to purchase up to 571,428 ordinary shares and the ordinary shares that are issuable from time to time upon exercise of the warrants directly to an institutional investor. The ordinary shares and the warrants will be sold in fixed combination, with one warrant to purchase one ordinary share accompanying each ordinary share sold. The combined offering price per ordinary share and warrant is $3.50. Each warrant will have an exercise price of $4.40 per ordinary share, will be exercisable immediately by the holders upon issuance and has a term of one year from the initial exercise date. The ordinary shares and the warrants are immediately separable and will be issued separately, but must be purchased together in this offering. Unless otherwise indicated, reference to dollar amount shall mean United States dollars.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “GSMG.” There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

On August 25, 2021, the last reported sales price for our ordinary share on The Nasdaq Capital Market was $1.55. You are urged to obtain current market quotations of our ordinary shares.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, any related free writing prospectus and in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and refer to the risk factors that may be included in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Delivery of the ordinary shares and warrants are expected to be made on or about August 30 2021, subject to the satisfaction of certain closing conditions

Neither the U.S. Securities and Exchange Commission nor any state securities commission or regulator has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or any related free writing prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 26, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-248554) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read the information in this prospectus supplement and the accompanying prospectus together with any related free writing prospectus and the additional information incorporated by reference herein and therein as provided for under the heading “Incorporation of Certain Information by Reference.”

Investing in our securities may subject you to tax consequences in the U.S. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus and consult your own tax adviser with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus supplement. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Our consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with U.S. GAAP.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

Unless otherwise stated in this prospectus. references to:

●	“we,” “us,” “our,” or the “Company,” means the combined business of GS Holdings and the Glory Star Group;

●	“Memorandum and Articles of Association” means GS Holdings Second Amended and Restated Memorandum and Articles of Association, as further amended and in effect on the date hereof;

●	“Business Combination” means the acquisition of Glory Star by TKK;

●	“Cayman Islands Companies Act” means the Cayman Islands Companies Act (As Revised), as amended;

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

●	“GS Holdings” means Glory Star New Media Group Holdings Limited, a Cayman Islands exempted company;

●	“Glory Star Group” means Glory Star, together with its consolidated subsidiaries and VIEs;

●	“Glory Star” means Glory Star New Media Group Limited, a Cayman Islands exempted company;

●	“Horgos” means Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the PRC;

●	“Nasdaq” means The Nasdaq Capital Market;

●	“PRC” means the People’s Republic of China;

●	“RMB” refers to Renminbi, the lawful currency of China;

●	“SEC” means the United States Securities and Exchange Commission;

●	“Securities Act” means the United States Securities Act of 1933, as amended;

●	“TKK” means our predecessor, TKK Symphony Acquisition Corporation;

●	“VIE Contracts” means certain documents executed by the VIEs, the WFOE, the shareholders of the VIEs and certain other parties thereto as necessary to implement certain contractual arrangements in the PRC, which allow the WFOE to (i) exercise effective control over the VIEs and their subsidiaries, (ii) receive substantially all of the economic benefit of the VIEs and their subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law;

●	“VIEs” means Xing Cui Can and Horgos, our variable interest entities;

●	“WFOE” means Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company and indirectly wholly-owned by Glory Star; and

●	“Xing Cui Can” means Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, any accompanying prospectus and related free writing prospectus, and the information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, including their negatives. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

●	future operating or financial results;

●	future payments of dividends, if any, and the availability of cash for payment of dividends, if any;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●	ability to attract and retain senior management and other key employees;

●	ability to manage our growth;

●	fluctuations in general economic and business conditions;

●	financial condition and liquidity, including our ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve our capital base;

●	the ability to meet the Nasdaq continuing listing standards, and the potential delisting of our securities from Nasdaq;

●	potential changes in the legislative and regulatory environments;

●	a lower return on investment; and

●	potential volatility in the market price of our securities.

You should read thoroughly this prospectus supplement, any accompanying prospectus and the documents that we reference in this prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors.” Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements and any related statements made in this prospectus supplement and the documents incorporated by reference are made as of the date of the respective documents. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	Our annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021, and as amended on June 1, 2021 (the “2020 Form 20-F”);

●	Our reports on Form 6-K filed with the SEC on May 25, 2021, August 10, 2021 and August 26, 2021; and

●	The description of the securities contained in our registration statement on Form 8-A filed on August 14, 2018, as amended on August 15, 2018, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

Our 2020 Form 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We post our SEC filings on our website, www.ir.yaoshixinghui.com. We will also provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus supplement by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Perry Lu, our Chief Financial Officer, at 22F, Block B, Xinhua Technology Building, No. 8 Tuofangying South Road, Jiuxianqian, Chaoyang District, Beijing China 100016. Our telephone number at this address is +86-10-87700500.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included herein and therein, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement the accompanying prospectus, before making an investment decision.

Corporate Information

On February 14, 2020, our predecessor, TKK, consummated a Business Combination contemplated by the Share Exchange Agreement dated as of September 6, 2019, as amended (“Share Exchange Agreement”), by and among TKK, Glory Star New Media Group Limited, a Cayman Islands exempted company (“Glory Star”), Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company (“WFOE”) incorporated in the People’s Republic of China (“PRC”) and indirectly wholly-owned by Glory Star, Xing Cui Can, Horgos, each of Glory Star’s shareholders (collectively, the “Sellers”), TKK Symphony Sponsor 1, TKK’s sponsor (the “Sponsor”), in the capacity as the representative from and after the closing of the Business Combination for TKK’s shareholders other than the Sellers, and Bing Zhang, in the capacity as the representative for the Sellers thereunder, pursuant to which Glory Star New Media Group Holdings Limited (“GS Holdings”) acquired 100% of the equity interests of Glory Star from the Sellers.

Upon the close of the Business Combination, we acquired all of the issued and outstanding securities of Glory Star in exchange for approximately 46,204,025 of our ordinary shares, which includes 5,000,000 ordinary shares that were issued to the former shareholders of Glory Star because certain financial performance targets were attained for the 2019 fiscal year. The former shareholders of Glory Star will have the right to an additional 5,000,000 of our ordinary shares if we meet certain financial performance targets for the 2020 fiscal year, which such financial performance targets were amended on December 29, 2020.

As a result of the Business Combination, Sellers became the controlling shareholders of the Company. The Business Combination was accounted for as a reverse merger, wherein Glory Star is considered the acquirer for accounting and financial reporting purposes.

Overview

We provide advertisement and content production services and operate a leading mobile and online digital advertising, media and entertainment business in China. Major production from us include short videos, online variety show, online drama, living stream and Cheers series. After launching our CHEERS App in 2018, we are fast becoming one of the leading e-commerce platforms in China by allowing our users to access our online store (e-Mall), video content, live streaming, and online games. We focus on creating original professionally-produced content featuring lifestyle, culture and fashion to monetize our advertising and e-commerce platform. We mainly offer and generate revenue from the copyright licensing of self-produced content, advertising and customized content production and CHEERS e-Mall marketplace service, membership fees, and others. We intend to capitalize on the immense growth potential of China’s live streaming and e-commerce markets while cultivating new, innovative monetization opportunities.

Currently, we generate a substantial part of our revenues from advertising placed within our mobile and online video content and on our e-commerce platform. While our mobile and online advertising business is still growing and remains one of our largest sources of revenues, we intend to also expand our development and promotion of our e-Mall that was launched in 2019.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Ordinary Shares Offered by Us	571,428 ordinary shares
Offering Price	$3.50 per ordinary share
Ordinary Shares to be Outstanding Immediately After this Offering (1)	68,122,402 ordinary shares
Warrants Offered by Us

Warrants to purchase up to 571,428 ordinary shares at an exercise price of $4.40 per share. The warrants will be exercisable immediately by the holders upon issuance and have a term of one year from the date of issuance.

Use of Proceeds

We expect to use the net proceeds from this offering of approximately $1,933,000 for working capital and other general corporate purposes. See “Use of Proceeds” on page S-40 of this prospectus supplement.

Risk Factors

You should read the “Risk Factors” sections beginning on page S-6 of this prospectus supplement, accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

Tax Considerations

You are urged to consult your own tax advisers with respect to the U.S. federal tax consequences of purchasing, owning and disposing of our ordinary shares and warrants. See “U.S. Federal Income Tax Considerations” on page S-42 of this prospectus supplement.

Listing

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “GSMG.”

There is no established public trading market for the warrants to be sold in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

(1)	The number of ordinary shares that will be outstanding after this offering as shown above is based on 67,550,974 ordinary shares outstanding as of August 15, 2021 and assumes the sale of all ordinary shares and warrants being offered pursuant to this prospectus supplement, and excludes the exercise of the warrants sold in this offering and the following:

●	2,000 ordinary shares subject to the 2019 Equity Incentive Plan pursuant to the restricted stock award outstanding as of August 15, 2021 ;

●	19,000,000 ordinary shares issuable upon the exercise of warrants outstanding as of August 15, 2021 at a weighted-average exercise price of $11.50 per share;

●	280,000 ordinary shares issuable upon the conversion of convertible debentures outstanding as of August 15, 2021, at a weighted-average exercise price of $5.00 per share; and

●	4,601,753 ordinary shares issuable upon the exercise of the warrants at an exercise price of $4.10 per share as of August 15, 2021.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants, or conversion of convertible debentures described above.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the factors set forth under the heading “Item 1A D. Risk Factors” in our most recently filed annual report on Form 20-F filed with the SEC on March 29, 2021, as amended on June 1, 2021, which is incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus before investing in any securities that may be offered pursuant to this prospectus supplement.

Risks Related to Our Securities and the Offering

This offering and future capital raising efforts may be dilutive to our shareholders or may depress our share price.

In order to finance our operations, we have previously raised funds through the issuance of ordinary shares and securities convertible into ordinary shares, we intend to do so pursuant to the offering contemplated by this prospectus supplement and may do so again in the future. This offering may have a dilutive effect on our earnings per share and/or book value per share. The actual amount of dilution, if any, cannot be determined at this time and will be based on numerous factors. In the future, we may issue ordinary shares in connection with investments or acquisitions. The number of ordinary shares issued in future offerings, including those issued in connection with an investment or acquisition, could be material. We cannot predict the size of future issuances of ordinary shares or the size or terms of future issuances of debt instruments or other securities convertible into or exercisable or exchangeable for ordinary shares, or the effect, if any, that future issuances and sales of our securities will have on the market price of our ordinary shares. Sales or issuances of substantial numbers of ordinary shares, or the perception that such sales could occur, whether in this offering or any future offering, may adversely affect the market price of our ordinary shares.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to this prospectus supplement will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

An investment in our ordinary shares and warrants to purchase ordinary shares may result in the loss of your entire investment.

An investment in our ordinary shares and warrants is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in our ordinary shares and warrants.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus supplement and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus supplement, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus supplement will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

If we do not continue to satisfy The Nasdaq Capital Market continued listing requirements, our ordinary shares could be delisted.

The listing of our ordinary shares on The Nasdaq Capital Market (“Nasdaq”) is contingent upon our compliance with Nasdaq’s continued listing standards. If we should fail to continue to maintain compliance with Nasdaq continued listing standards in the future, then our ordinary shares will be subject to delisting. Delisting could have a material adverse effect on our business, liquidity and on the trading of our ordinary shares. If our ordinary shares were to be delisted, then it could be quoted on the OTCQB market or on the “pink sheets” maintained by the OTC Markets Group. However, such alternatives are generally considered to be less efficient markets. Further, delisting from Nasdaq could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under outstanding agreements. Finally, delisting of our ordinary shares could make it harder for us to raise capital and sell securities.

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, preferred shares, warrants, debt securities, units consisting of ordinary shares, preferred shares, warrants, or debt securities, or any combination of the foregoing securities in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to the shelf registration statement will dilute the ownership interest of our shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

We have not timely complied with our obligations under certain Registration Rights Agreements which may expose us to potential damages.

Some of our initial shareholders are entitled to piggy back registration rights and/or demand registration rights that we register the sale of their ordinary shares at any time commencing three months prior to the date on which their shares were released from escrow. Additionally, the purchasers of private warrants and certain of our shareholders, officers and directors are entitled to piggy back registration rights and/or demand registration rights requiring us to register the ordinary shares underlying the private warrants and private warrants and any securities of such shareholders, officers, directors or their affiliates which may be issued in payment of working capital loans made to us or issued in connection with the Business Combination. Under these registration rights agreements, we are obligated to file a registration statement to registered with the SEC approximately 52.2 million ordinary shares owned by certain insiders and others as expeditiously as possible. In connection with our filing of a shelf registration statement that was declared effective on September 14, 2020, we did not register the ordinary shares held by shareholders with piggy back and/or demand registration rights. Further, on December 29, 2020, an investor with registration rights demanded the registration of their ordinary shares. Pursuant to the registration rights agreements, we have file a registration statement registering the ordinary shares held by the selling shareholders. Although we have filed a registration statement to comply with the registration rights agreement, we may be subject to damages because we did not filed it as soon as the selling shareholders had requested under the registration rights agreements. Further, the registration of a significant number of ordinary shares and the ability of the holders thereof to sell their ordinary shares could have the effect of depressing our ordinary share price.

The sales of a significant number of our ordinary shares in the public market, or the perception that such sales could occur, could depress the market price of our ordinary shares.

The sales of a substantial number of our ordinary shares in the public market could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We have registered with the SEC $130 million of our securities pursuant to a shelf registration statement in which we may issue from time to time, depending on market conditions. The issuance of such securities may depress the market price of our ordinary shares and we cannot predict the effect that future sales of our ordinary shares would have on the market price of our ordinary shares.

If you purchase our ordinary shares in this offering, you may incur immediate dilution in the book value of your investment.

Because the offering price per ordinary share in this offering is expected to exceed the pro forma net tangible book value per ordinary share, you will suffer immediate and substantial dilution in the pro forma net tangible book value of the ordinary share you purchased in this offering. Therefore, if you purchase ordinary shares in this offering, you will pay a price per share that exceeds our pro forma net tangible book value per share after this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering. In addition, the exercise of outstanding options and warrants and would result in further dilution of your investment.

The exercise price of our outstanding warrants and options, and conversion price of our convertible debentures may be below market and may have the effect of suppressing the price for our ordinary shares.

In connection with our prior financings and the engagement of employees and advisors, we have issued convertible debentures, warrants and options some of which may have conversion or exercise prices that are below the current market price for our ordinary shares. Such prices may have the effect of suppressing the price of our ordinary shares until such warrants, convertible debentures, or stock options have been exercise or converted, as applicable, and sold. The exercise of warrants and options and the conversion of our convertible debentures into ordinary shares and future sales may further dilute the ordinary shares and adversely impact the price of our ordinary shares. In addition, the sale of a substantial number of ordinary shares on the open market could decrease the market price of our ordinary shares and the value of your investment.

There is no public market for the warrants being offered under this prospectus supplement.

There is no established public trading market for the warrants being offered under this prospectus supplement, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

Risks Relating to Our Business and Industry

There are many risks and uncertainties that may affect our operations, performance, development and results. Many of these risks are beyond our control. The following is a description of the important risk factors that may affect our business. If any of these risks were to actually occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently consider to be immaterial may also materially adversely affect our business, financial condition or results of operations.

If we fail to anticipate user preferences and provide high-quality content, especially popular original content, in a cost-effective manner, we may not be able to attract and retain users to remain competitive.

Our success depends on our ability to maintain and grow users and user time spent on the CHEERS App. To attract and retain users and compete against our competitors, we must continue to offer high-quality content, especially popular original content that provides our users with a superior online entertainment experience. To this end, we must continue to produce new original content and source new talent and producers in a cost effective manner. Given that we operate in a rapidly evolving industry, we must anticipate user preferences and industry trends and respond to such trends in a timely and effective manner. If we fail to fulfill the needs and preferences of our users in order to deliver a superior user experience or control our costs in doing so, we may suffer from reduced user traffic, and our business, financial condition and results of operations may be materially and adversely affected.

We currently rely on our in-house team of employees to generate creative ideas for original content and to supervise the original content origination and production process and intend to continue to invest our human and capital resources in such content production. We face fierce competition for qualified personnel in a limited pool of high-quality creative talent. If we are not able to compete effectively for highly qualified personnel or attract and retain top talent at reasonable costs, our original content production capabilities would be materially and adversely impacted. If we are unable to offer popular original content that addresses our users’ tastes and preferences in a cost effective manner, we may suffer a reduction in user traffic and our business, financial condition and results of operations may be materially and adversely affected.

We operate in a capital-intensive industry and require a significant amount of cash to fund our operations and to produce or acquire high quality video content. If we fail to obtain sufficient capital to fund our operations, our business, financial condition and future prospects may be materially and adversely affected.

The operation of an internet video streaming content provider and producer of television shows requires significant and continuous investment in content production or acquisition and video production technology. Producing high-quality original content is costly and time-consuming and typically requires a long period of time in order to realize a return on investment, if at all. If we cannot obtain adequate capital to meet our capital needs, we may not be able to fully execute our strategic plans for growth and our business, financial condition and prospects may be materially and adversely affected.

If our efforts to retain users and attract new users for our mobile and on-line video content and e-commerce products are not successful, our business, financial condition and results of operations will be materially and adversely affected.

In addition to our content production for television shows, we have experienced significant user growth for our mobile and on-line video and e-commerce products over the past several years. Our ability to continue to retain users and attract new users will depend in part on our ability to consistently provide our users with compelling content choices, as well as a quality experience for selecting and viewing video content. If we introduce new features or service offerings, or change the mix of existing features and services offerings, in a manner that is not favorably received by our users, we may not be able to attract and retain users and our business, financial condition and results of operations would be materially and adversely affected.

If we fail to retain existing or attract new advertising customers to advertise within our mobile and online video content or on our e-commerce platform, maintain and increase our wallet share of advertising budget, or if we are unable to collect accounts receivable in a timely manner, our business, financial condition and results of operations may be materially and adversely affected.

We generate a substantial part of our revenues from advertising placed within our mobile and online video content and on our e-commerce platform. Our advertising customers are not under long term contracts, we may not be able to retain our advertising customers in the future, attract new advertising customers continuously or be able to retain our advertising customers at all. If our advertising customers find that they can generate better returns elsewhere, or if our competitors provide better online advertising services to suit the advertising customers’ goals, we may lose some or all of our advertising customers. In addition, third parties may develop and use certain technologies to block the display of online advertisements, and should this occur our members will be able to skip the viewing of our advertising customers’ advertisements, which may in turn cause us to lose advertising customers. If our advertising customers determine that their expenditures on internet video streaming platforms or our video content does not generate expected returns, they may allocate a portion or all of their advertising budgets to other advertising channels such as television, newspapers and magazines or other internet channels such as e-commerce and social media platforms, and reduce or discontinue business with us. Since most of our advertising customers are not bound by long-term contracts, they may easily reduce or discontinue advertising arrangements without incurring material liabilities. Failure to retain existing advertising customers or attract new advertising customers to advertise within the video content produced by us or on our e-commerce platform may materially and adversely affect our business, financial conditions and results of operations.

Our brand advertising customers typically enter into advertising agreements through various third-party advertising agencies. In China’s advertising industry, advertising agencies typically have good relationships and maintain longer periods of cooperation with the brand advertising customers they represent. In addition to entering into advertising contracts directly with advertising customers, we also enter into advertising contracts with third-party advertising agencies, which represent advertising customers, even if we have direct contact with such advertisers. As a result, we rely on third-party advertising agencies for sales to, and collection of payment from, our brand advertisers. The financial soundness of our advertising customers and advertising agencies may affect our collection of accounts receivable. We make a credit assessment of our advertising customers and advertising agencies to evaluate the collectability of the advertising service fees before entering into an advertising contract. However, we may not be able to accurately assess the creditworthiness of each advertising customer or advertising agency, and any inability of advertising customers or advertising agencies to pay us for our services in a timely manner would negatively affect our liquidity and cash flows and may materially and adversely affect our business, financial condition and results of operations.

We operate in a highly competitive market and we may not be able to compete effectively.

We face significant competition in China in various sub-markets we operate, primarily from Alibaba (Nasdaq: BABA), Pin Duoduo (Nasdaq:PDD), Douyu (Nasdaq: DOYU), Qu Toutiao (Nasdaq: QTT), Mango Media (SZ.300413), and TVZone Media (SH.603721). We compete for users, usage time, advertising customers, and shoppers. Some of our competitors have a longer operating history and significantly greater financial resources than we do, and, in turn, may be able to attract and retain more users, usage time and advertising customers. Our competitors may compete with us in a variety of ways, including by conducting brand promotions and other marketing activities, and making investments in and acquisitions of our business partners. If any of our competitors achieves greater market acceptance than we do or are able to offer more attractive internet video content, our user traffic and our market share may decrease, which may result in a loss of advertising customers, shoppers, and users, as well as have a material and adverse effect on our business, financial condition and results of operations. We also face competition for users and user time from major television stations, which are increasing their internet video offerings. We also face competition from users and user time from other internet media and entertainment services, such as internet and social media platforms that offer content in emerging and innovative media formats.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that maintaining and enhancing our brand is of significant importance to the success of our business. Our well-recognized brand is critical to increasing our user base and, in turn, expanding our shoppers for our e-commerce platform and attractiveness to advertising customers and content providers. Since the internet video industry is highly competitive, maintaining and enhancing our brand depends largely on our ability to become and remain a market leader in China, which may be difficult and expensive to accomplish. To the extent our original content is perceived as low quality or otherwise not appealing to users, our ability to maintain and enhance our brand may be adversely impacted which in turn may result in a loss of users for our mobile and online video and e-commerce platform.

Increases in professionally-produced content, or PPC, by others may have a material and adverse effect on our business, financial condition and results of operations.

We depend on the quality of our PPC for the success of our business model. The amount of PPC, especially TV series and movies, has recently increased significantly in China and may continue to increase in the future. Due to relatively robust online advertising budgets, internet video streaming platforms are generating more revenues and are competing aggressively to produce and license more PPC in general. As the demand for quality PPC grows, the number of PPC producers will likely grow, resulting in an increase in competition for our users and usage time, which in turn may result in a loss of advertising customers, users, and shoppers on our e-commerce platform. Any significant loss in advertising customers, users, or shoppers on our e-commerce platform would have a material and adverse effect on our business, financial condition and results of operations.

The continued and collaborative efforts of our senior management and key employees are crucial to our success, and any loss of senior management or key employees may materially and adversely affect our business, financial condition and results of operations.

Our success depends on the continued and collaborative efforts of our senior management, especially our executive officers, including our founder, Mr. Bing Zhang. If one or more of our executives or other key personnel are unable or unwilling to continue to provide their services, we may not be able to find suitable replacements easily or at all. Competition for management and key personnel is intense and the pool of qualified candidates is limited. We may not be able to retain the services of our executives or key personnel, or attract and retain experienced executives or key personnel in the future. If any of our executive officers or key employees joins a competitor or forms a competing business, we may lose crucial business secrets, technological know-how, advertisers and other valuable resources. Each of our executive officers and key employees has entered into an employment agreement, which contains non-compete provisions. However, we cannot assure you that they will abide by the employment agreements or that our efforts to enforce these agreements will be effective enough to protect our interests.

Our limited operating history makes it difficult to evaluate our business and prospects.

We expect to continue to grow our user and customer bases and explore new market opportunities. However, due to our limited operating history since 2016, our historical growth rate may not be indicative of our future performance. We cannot assure you that our growth rate will be the same as in the past. In addition, we may in the future introduce new services or significantly expand our existing services, including those that currently are of relatively small scale or with which we have little or no prior development or operating experience. If these new or enhanced services fail to engage users and customers, our business and operating results may suffer as a result. We cannot assure you that we will be able to recoup our investments in introducing these new services or enhancing existing smaller business lines, and we may experience significant loss and impairment of asset value due to such efforts. Furthermore, as a technology-based entertainment company, we frequently introduce innovative products and services to our users and advertising customers in order to capture new market opportunities. However, we cannot assure you that our products and services will be well received by our users and advertising customers. If our existing or new products and services are not well received by our users and customers, we may suffer damages to our brand image and may not be able to maintain or expand our user and customer base, which in turn may have a material and adverse effect on our business, financial condition and results of operations. You should consider our prospects in light of the risks and uncertainties fast-growing companies with limited operating histories in a fast-evolving industry.

We may not be able to manage our growth effectively.

We have experienced rapid growth since we launched our services in 2016. To manage the further expansion of our business and the growth of our operations and personnel, we need to continuously expand and enhance our infrastructure and technology, and improve our operational and financial systems, procedures, compliance and controls. We also need to expand, train and manage our growing employee base. In addition, our management will be required to maintain and expand our relationships with distributors, advertising customers, and other third parties. We cannot assure you that our current infrastructure, systems, procedures and controls will be adequate to support our expanding operations. If we fail to manage our expansion effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we are unable to offer branded products at attractive prices to meet customer needs and preferences on our e-commerce platform, or if our reputation for selling authentic, high-quality products suffers, we may lose customers and our business, financial condition and results of operations may be materially and adversely affected.

Our future growth on our e-commerce platform partially depends on our ability to continue to attract new customers as well as to increase the spending and repeat purchase rate of existing customers. Constantly changing consumer preferences have historically affected, and will continue to affect, the online retail industry. Consequently, we must stay abreast of emerging lifestyle and consumer preferences and anticipate product trends that will appeal to existing and potential customers.

As we implement our strategy to offer a personalized web-interface focusing on deep curation and targeted offerings desired by our customers, we expect to face additional challenges in the selection of products and services. We are focused on offering only authentic products on our e-commerce platform, as perception by our customers or prospective customers that any of our products are not authentic, or are lacking in quality, could cause our reputation to suffer. This is particularly important for cosmetics products, which we expect to account for an increasing proportion of our revenues. While our representatives generally check the products that are offered for sale on our e-commerce platform to confirm their authenticity and quality, there can be no assurance that our suppliers have provided us with authentic products or that all products that we sell are of the quality expected by consumers. If our customers cannot find desired products within our product portfolio at attractive prices, or if our reputation for selling authentic, high-quality products suffers, our customers may lose interest in our e-Mall and thus may visit our e-commerce platform less frequently or even stop visiting it altogether, which in turn, may materially and adversely affect our business, financial condition and results of operations.

User behavior on mobile devices is rapidly evolving, and if we fail to successfully adapt to these changes, our competitiveness and market position may suffer.

Buyers, sellers and other participants are increasingly using mobile devices in China for a wide range of purposes, including for e-commerce. While a significant and growing portion of participants access our e-commerce platform through mobile devices, this area is developing rapidly and we may not be able to continue to increase the level of mobile access to, or transactions on, our e-commerce platform by users of mobile devices. The variety of technical and other configurations across different mobile devices and platforms increases the challenges associated with this environment. our ability to successfully expand the use of mobile devices to access our e-commerce platform is affected by the following factors:

●	our ability to continue to provide compelling video content on our e-commerce platform and tools in a multiple mobile device environment;

●	our ability to successfully deploy apps on popular mobile operating systems; and

●	the attractiveness of alternative platforms.

If we are unable to attract significant numbers of new mobile buyers and increase levels of mobile engagement, our ability to maintain or grow our business would be materially and adversely affected.

Our business prospects and financial results may be impacted by our relationship with third-party platforms.

In addition to our own e-commerce platform, we also distribute video content through third-party platforms. However, there can be no assurance that our arrangements with those platforms will be extended or renewed after their respective expiration or that we will be able to extend or renew such arrangements on terms and conditions favorable to us. In addition, if any such third-party platforms breach their obligations under any of the agreements entered into with us or refuses to extend or renew such agreements when their term expires, and we cannot find a suitable replacement on a timely basis, or at all, we may suffer significant losses to our user base and revenue streams, or lose the opportunity to expand our business through such platforms. Disputes may arise between us and third-party platforms with which we have used in the past that may adversely affect the relationship with such platforms which in turn may have a material and adverse effect on our business, financial condition and results of operations.

We face risks, such as unforeseen costs and potential liability in connection with content we produce, license and/or distribute through third-party platforms and our e-commerce platform.

As a producer, licensor and distributor of content, we face potential liability for negligence, copyright and trademark infringement, or other claims based on the content that we produce, license, provide and/or distribute. We also may face potential liability for content used in promoting our service, including marketing materials and features on our platform such as user reviews. We are responsible for the production costs and other expenses of our original content. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our business, financial condition and results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

Videos and other content produced by us or displayed on our e-commerce platform may be found objectionable by PRC regulatory authorities and may subject us to penalties and other administrative actions.

We are subject to PRC regulations governing internet access and the distribution of videos and other forms of information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet any content that, among other things, violates PRC laws and regulations, impairs the national dignity of China or the public interest, or is obscene, superstitious, frightening, gruesome, offensive, fraudulent or defamatory. Furthermore, as an internet video streaming producer, we are not allowed to (i) produce or disseminate programs that distort, parody or vilify classic literary works; (ii) re-edit, re-dub or re-caption the subtitles of classic literary works, radio and television programs, and network-based original audio-video programs, (iii) intercept program segments and splice them into new programs; or (iv) disseminate edited pieces of works that distort the originals. Failure to comply with these requirements may result in monetary penalties, revocation of licenses to provide internet content or other licenses, suspension of the concerned platforms and reputational harm. In addition, these laws and regulations are subject to interpretation by the relevant authorities, and it may not be possible to determine in all cases the types of content that could cause us to be held liable as an internet content provider.

To the extent that PRC regulatory authorities find any content produced by us or displayed on our e-commerce platform objectionable, they may require us to limit or eliminate the dissemination of such content on our platform in the form of take-down orders or otherwise.

We operate in a rapidly evolving industry. If we fail to keep up with the technological developments and users’ changing requirements, our business, financial condition, results of operations and prospects may be materially and adversely affected.

The internet video streaming industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from the technological developments. As we make our services available across a variety of mobile operating systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. Any changes in such mobile operating systems or devices that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. Further, if the number of mobile operating systems and devices increases, which is typically seen in a dynamic and fragmented mobile services market such as China, we will likely incur additional costs and expenses associated with developing tools and software necessary for access to our e-commerce platform by these devices and systems. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user traffic, which may result in a reduced user base. Furthermore, changes in technologies may require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We may not execute our business strategies successfully due to a variety of reasons such as technical hurdles, misunderstanding or erroneous prediction of market demand or lack of necessary resources. Failure to keep up with technological development may result in our products and services being less attractive, which, in turn, may materially and adversely affect our business, results of operations and prospects.

We may not be able to adequately protect our intellectual property rights, and any failure to protect our intellectual property rights could adversely affect our revenues and competitive position.

We believe that trademarks, trade secrets, copyrights, and other intellectual property we use are critical to our business. We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. Protection of intellectual property rights in China may not be as effective as in the United States or other jurisdictions, and as a result, we may not be able to adequately protect our intellectual property rights, which could adversely affect our revenues and competitive position. In addition, any unauthorized use of our intellectual property by third parties may adversely affect our revenues and our reputation. Further, we may have difficulty addressing the threats to our business associated with piracy of our copyrighted content, particularly our original content. our content and streaming services may be potentially subject to unauthorized consumer copying and illegal digital dissemination without an economic return to us.

Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation could result in substantial costs and diversion of resources and management attention.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our e-commerce platform generates and processes a large quantity of personal, transaction, demographic and behavioral data. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

Failure to maintain or improve our technology infrastructure could harm our business and prospects.

Adopting new software and upgrading our online infrastructure requires significant investments of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of buyers’ and sellers’ experiences and delays in reporting accurate operating and financial information. In addition, much of the software and interfaces we use are internally developed and proprietary technology. If we experience problems with the functionality and effectiveness of our software, or are unable to maintain and constantly improve our technology infrastructure to handle our business needs, our business, financial condition, results of operation and prospects, as well as our reputation, could be materially and adversely affected.

We are subject to payment processing risk.

Our e-commerce customers pay for their services using a variety of different online payment methods. We rely on third parties to process such payments. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as delays in receiving payments from payment processors and/or changes to rules or regulations concerning payment processing, our revenues, operating expenses and results of operations could be adversely impacted.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure in China.

Other than the production of television shows that are transmitted via satellite television in China, our business depends on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunications operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology of China. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside of China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

Security breaches and attacks against our internal systems and network, and any potential resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed resources to develop security measures against unauthorized access to our systems and networks, our cybersecurity measures may not successfully detect or prevent all unauthorized attempts to access the data on our network or compromise and disable our systems. Unauthorized access to our network and systems may result in the misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against these attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from user dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

We rely upon our partners to make our service available through Internet Protocol Television (IPTV).

In the IPTV video streaming market, only a small number of qualified license holders can provide internet audio and visual program services to the TV terminal users via IPTV, set-top boxes and other electronic products. Most of those license holders are radio or TV stations. Private companies that wish to operate such businesses need to cooperate with those license holders to legally provide relevant services. If we are not successful in maintaining existing or creating new relationships, or if we encounter technological, content licensing, regulatory or other impediments to delivering our streaming content to our members via these devices, our ability to grow our business may be adversely impacted.

Disruption or failure of our IT systems could impair our users’ online entertainment experience and adversely affect our reputation.

Our ability to provide users with a high-quality online entertainment experience on our e-commerce platform depends on the continuous and reliable operation of our IT systems. We cannot assure you that we will be able to procure sufficient bandwidth in a timely manner or on acceptable terms or at all. Failure to do so may significantly impair user experience on our platform and decrease the overall effectiveness of our platform to both users and advertisers.

If we experience frequent or persistent service disruptions, whether caused by failures of our own systems or those of third-party service providers, our users’ experience may be negatively affected, which in turn, may have a material and adverse effect on our reputation. We cannot assure you that we will be successful in minimizing the frequency or duration of service interruptions.

Undetected programming errors could adversely affect our user experience and market acceptance of our video content, which may materially and adversely affect our business, financial condition and results of operations.

Video content produced by us or displayed on our e-commerce platform may contain programming errors that may only become apparent after our release. We generally have been able to resolve such programming errors in a timely manner. However, we cannot assure you that we will be able to detect and resolve all of these programming errors effectively. Undetected audio or video programming errors or defects may adversely affect user experience which in turn may have a material and adverse effect on our business, financial condition and results of operation.

Our revenue and net income may be materially and adversely affected by any economic slowdown in China and indirectly by trade disputes between the United States and China that may contribute to uncertainties in economic outlook.

The success of our business depends on consumers spending from e-commerce, advertising fees, production costs and copyright payments from third parties which may be affected by consumer confidence and uncertainties in the outlook for economic growth within China. We derive substantially all of our revenue from China. As a result, our revenue and net income are impacted to a significant extent by economic conditions in China and globally, as well as economic conditions specific to online and mobile commerce and advertising of brands. The PRC government has in recent years implemented a number of measures to control the rate of economic growth, including by raising and lowering interest rates and adjusting deposit reserve ratios for commercial banks as well as by implementing other measures designed to tighten or loosen credit and liquidity. In the past, these measures have contributed to a slowdown of the PRC economy and although recently the PRC has taken steps to reduce interest rates and adjust deposit reserve ratios to increase the availability of credit in response to a weakening economy caused, in part, by the continuing trade dispute with the United States, no assurances can be given that the PRC’s efforts will result in more certainty in domestic economic outlook or an increase in consumer confidence. Any continuing or worsening slowdown could significantly reduce domestic commerce in China, including through the Internet generally and within our ecosystem. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in China or any other market in which we may operate could have a material adverse effect on our business, financial condition and results of operations.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to produce video content or provide products and services on our e-commerce platform.

Our business operations could be disrupted if any of our employees are suspected of having Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since we could require our employees to be quarantined and/or our offices to be disinfected. In addition, our business, financial condition or results of operations could be materially and adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

Our semi-annual operating results may fluctuate, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.

Our semi-annual operating results have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are out of our control. Our operating results tend to be seasonal. As a result, comparing our operating results on a period-to-period basis may not be meaningful. For example, online user numbers tend to be lower during school holidays and certain parts of the school year, and advertising revenues tend to be lower during the Chinese New Year season, which may negatively affect our cash flow for those periods.

We require highly qualified personnel to generate high quality video content and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively and our business, financial condition, and results of operation may be materially and adversely affected.

We currently rely on our in-house team of employees to generate creative ideas for original content and to supervise the original content origination and production process and intends to continue to invest our human and capital resources in such content production. We face fierce competition for qualified personnel in a limited pool of high-quality creative talent. If we are not able to compete effectively for highly qualified personnel or attract and retain top talent at reasonable costs, our original content production capabilities would be materially and adversely impacted. If we are unable to offer popular original content that addresses our user’s tastes and preferences in a cost effective manner, we may suffer a reduction in user traffic and our business, financial condition and results of operations may be materially and adversely affected.

Our future success also depends upon our ability to attract and retain highly qualified management personnel. Expansion of our business and our management will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled management personnel is significant in China. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our controlling shareholder will have substantial influence over us.

As of August 1, 2021, Happy Starlight Limited, which is controlled by Mr. Bing Zhang, our chairman, beneficially owns 17,066,863 of our ordinary shares, or 27.54%. In addition, Mr. Zhang also directly owns 760,000 of our ordinary shares, or 1.22%; therefore, Mr. Zhang may be deemed to beneficially own 17,826,863 of our ordinary shares, or 28.76%. As such, Mr. Zhang will have substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your ordinary shares as part of a sale of our company.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of ordinary shares in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be our investors’ sole source of gain for the foreseeable future.

Glory Star Group’s bank accounts are in China and are not insured or protected against loss.

Glory Star Group maintains its cash primarily with major banks in China which is primarily owned by the Chinese government. Glory Star Group’s cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we could lose the cash on deposit with that particular bank or trust company or have our account frozen.

Our failure to protect our intellectual property rights could have a negative impact on our business.

We believe our brand, trade names, trademarks and other intellectual property are critical to our success. The success of our business depends substantially upon our continued ability to use our brand, trade names and trademarks to increase brand awareness and to further develop our brand. The unauthorized reproduction of our trade names or trademarks could diminish the value of our brand and our market acceptance, competitive advantages or goodwill. In addition, our proprietary information, which has not been patented or otherwise registered as our property, is a component of our competitive advantage and our growth strategy.

Monitoring and preventing the unauthorized use of our intellectual property is difficult. The measures we take to protect our brand, trade names, trademarks and other intellectual property rights may not be adequate to prevent their unauthorized use by third parties. In addition, the application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. To our knowledge, the relevant authorities in China historically have not protected intellectual property rights to the same extent as the United States. If we are unable to adequately protect our brand, trade names, trademarks and other intellectual property rights, we may lose these rights and our business may suffer materially. Further, unauthorized use of our brands, trade names or trademarks could cause brand confusion among advertisers and harm our reputation as a provider of high quality and comprehensive advertising services. If our brand recognition decreases, we may lose advertisers and fail in our expansion strategies, and our business, results of operations, financial condition and prospects could be materially and adversely affected.

We may be named as a defendant in litigation, or may be joined as a defendant in litigation brought against our customers by third parties, our customers’ competitors, governmental or regulatory authorities or consumers, which could result in judgments against us and materially disrupt our business. These actions could involve claims alleging, among other things, that:

●	advertising claims made with respect to our customers’ products or services are false, deceptive or misleading;

●	our customers’ products are defective or injurious and may be harmful to others; or

●	marketing, communicating or advertising materials created for our customers infringe on the proprietary rights of third parties.

The damages, costs, expenses and attorneys’ fees arising from any of these claims could have a material and adverse effect on our business, financial condition, results of operations, and prospects to the extent that we are not adequately indemnified by our customers. In any case, our reputation may be negatively affected by these allegations.

We rely on computer software and hardware systems in our operations, the failure of which could adversely affect our business, financial condition, and results of operations.

We are dependent upon our computer software and hardware systems in designing our advertisements and keeping important operational and market information. In addition, we rely on our computer hardware for the storage, delivery and transmission of data. Any system failure that causes interruptions to the input, retrieval and transmission of data or increase in service time could disrupt our normal operations. Although we have a disaster recovery plan that is designed to address the failures of our computer software and hardware systems, we may not be able to effectively carry out this disaster recovery plan or restore our operations within a sufficiently short time frame to avoid business disruptions. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with advertisers, television channels and other media companies, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We do not maintain business liability or disruption, litigation or property insurance and any business liability or disruption, litigation or property damage we experience may result in substantial costs to us and the diversion of our resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business disruption, business liability or similar business insurance products. We have determined that the risks of disruption or liability from our business, the potential loss or damage to our property, including our facilities, equipment and office furniture, the cost of obtaining insurance coverage for these risks and the difficulties associated with obtaining such insurance on commercially reasonable terms, make it impractical for us to have obtained such insurance on terms and conditions that are commercially reasonable. As a result, we did not purchase any business liability, disruption, litigation or property insurance coverage for our operations in China. Any occurrence of an uninsured loss or damage to our property or litigation or business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our operating results.

A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our listing on Nasdaq in the future.

On April 21, 2020, the SEC and PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed an act requiring a foreign company to certify it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditor for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s working group on financial markets to submit a report to the President within 60 days of the date of the memorandum that should include recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB to enforce U.S. regulatory requirements on Chinese companies listed on U.S. stock exchanges and their audit firms. However, it remains unclear what further actions, if any, the U.S. executive branch, the SEC, and PCAOB will take to address the problem.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our ordinary shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

The above recent developments have added uncertainties to our continued listing on Nasdaq in the future, to which Nasdaq may apply additional and more stringent criteria after considering the effectiveness of our auditor’s audit and quality control procedures, adequacy of personnel and training, sufficiency of resources, geographic reach, and experience as related to our audit.

Recent statements by the SEC on the PRC’s guidance and restrictions on China-based companies seeking to raise capital in the United States may raise scrutiny as to our operations and SEC disclosures.

In light of the PRC providing new guidance to and restrictions on China-based companies raising capital offshore, including PRC government-led cybersecurity reviews, the Chairman of the SEC has requested his staff to review disclosures from offshore issuers associated with China-based operating companies in connection with the filing of registration statements in the United States. In particular the SEC Chairman was concerned about an investor’s understanding of a VIE Contract structure. We currently conduct our business in China utilizing a VIE Contract structure, and, as a result, the SEC may raise scrutiny as to our operations and as to the adequacy of our disclosure as to the risks of our operating our business in this legal structure.

Risks Related to our Corporate Structure

The PRC government may determine that the VIE Contracts are not in compliance with applicable PRC laws, rules and regulations.

To comply with applicable PRC laws, rules and regulations, we conduct our operations in the PRC through the VIE Contracts, a series of contractual arrangements entered into among (i) WFOE, (ii) Glory Star and certain shareholders of Glory Star, (iii) Xing Cui Can and our shareholders, and (iv) Horgos and our shareholder, which consist of a business cooperation agreement, exclusive option agreement, proxy agreement and power of attorney, and share pledge agreement. As a result of these VIE Contracts, Glory Star manages and operates our value-added telecommunication services and certain other business through the WFOE, Xing Cui Can and Horgos pursuant to the rights it holds under the VIE Contracts. A majority of the economic benefit and almost all of the risks arising from the operations of Xing Cui Can and Horgos are ultimately enjoyed and undertaken by Glory Star under these agreements.

There are risks involved with the operation of our business in reliance on the VIE Contracts, including the risk that the VIE Contracts may be determined by PRC regulators or courts to be unenforceable. Although we believe that we are in compliance with current PRC regulations in the execution and implementation of the VIE Contracts, we cannot assure you the PRC government would agree that the VIE Contracts fully comply with existing PRC policies or with policies that may be adopted in the future. PRC laws and regulations governing the validity of these VIE Contracts are uncertain. If the VIE Contracts were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discounting or restricting the operations of Horgos and Xing Cui Can;

●	imposing conditions or requirements in respect of the VIE Contracts with which Horgos, Xing Cui Can or WFOE may not be able to comply;

●	requiring us to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our business; and

●	revoking the business licenses and/or the licenses or certificates of Horgos, Xing Cui Can or WFOE, and/or voiding the VIE Contracts.

Any of these actions would adversely affect our ability to manage, operate and gain the financial benefits of Horgos and Xing Cui Can, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to manage and operate Horgos and Xing Cui Can under the VIE Contracts may not be as effective as direct ownership.

We conduct our advertising operation, e-commerce and certain other business in the PRC and generate virtually all of our revenues for our business through the VIE Contracts. Our plans for future growth are based substantially on growing the operations of Horgos and Xing Cui Can. However, the VIE Contracts may not be as effective in providing us with control over Horgos and Xing Cui Can as direct ownership. Under the current VIE Contracts, if Horgos, Xing Cui Can or their shareholders fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, which it cannot be sure would be effective. Therefore, if we are unable to effectively control Horgos and Xing Cui Can, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Contracts are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Contracts are governed by PRC law and provide for the resolution of disputes through arbitral proceedings. If Horgos, Xing Cui Can or their shareholders fail to perform their obligations under the VIE Contracts, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Horgos or Xing Cui Can to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in the PRC is not as developed as in some other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in the PRC legal system could limit our liability to enforce the VIE Contracts and protect our interests.

The payment arrangement under the VIE Contracts may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Contracts. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Contracts were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes, which could result in our being subject to higher tax liability, or cause other adverse financial consequences. According to the PRC Tax Administration and Collection Law, (中华人民共和国税收征收管理法), and Implementation Regulations for the Law of the PRC Tax Administration and Collection Law 《中华人民共和国税收征收管理法实施细则(2016修订), in the case of a transfer pricing related adjustment, the statute of limitation is three years normally and ten years in special instances.

We rely on the approval certificates and business license held by us for our advertising operation, e-commerce and certain other business and any deterioration of the relationship between Horgos and Xing Cui Can could materially and adversely affect our business operations.

We operate our advertising operation, e-commerce and certain other business in the PRC on the basis of the approval certificates, business license and other requisite licenses held by us. There is no assurance that we will be able to renew our licenses or certificates when their terms expire with substantially similar terms as the ones it currently holds.

Further, our relationship with Horgos and Xing Cui Can is governed by the VIE Contracts, which is intended to provide us with effective control over the business operations of Horgos and Xing Cui Can. However, the VIE Contracts may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. If we violate the VIE Contracts, go bankrupt, suffer from difficulties in our business or otherwise become unable to perform our obligations under the VIE Contracts and, as a result, our operations, reputations and business could be severely harmed.

If the WFOE exercises the purchase option it holds over the share capital of Horgos or Xing Cui Can pursuant to the Exclusive Option Agreement, the payment of the purchase price could materially and adversely affect our financial position.

Under the Exclusive Option Agreement, the WFOE has the option to purchase up to 100% of the equity interest in Horgos and Xing Cui Can at a price equivalent to the lowest price then permitted under PRC law, provided that the acquisition will not violate any PRC laws or regulations in effect. As Horgos and Xing Cui Can are already our contractually controlled affiliates, the WFOE’s exercising of the options would not bring immediate benefit to it, and payment of the purchase price could adversely affect our financial position.

Risks Relating to Doing Business in China

We face risks related to the Coronavirus and health epidemics and other outbreaks, which could significantly disrupt our operations.

The spread of a novel strain of coronavirus (COVID-19) around the world in the first quarter of 2020, which was declared a pandemic by the World Health Organization in March 2020, has caused significant volatility in China and international markets. In early 2020, in response to intensifying efforts to contain the spread of COVID-19, the Chinese government took a number of actions, which included, among others, extending the Chinese New Year holiday, quarantining and otherwise treating individuals in China who had contracted COVID-19, asking residents to remain at home and to avoid gathering in public. Currently, there is no widely available vaccine or generally recognized anti-viral treatment for COVID-19. While such restrictive measures have been gradually lifted, relaxation of restrictions on economic and social life may lead to new cases which may lead to the re-imposition of restrictions. Re-imposition of restrictive measures could adversely affect our operations.

The COVID-19 outbreak has caused business slow-down for us in the first quarter of 2020, resulting in decrease of revenue and it may also impede our ability to file our reports with the SEC in a timely manner. The extent to which the COVID-19 pandemic may further impact our business and financial performance will depend on future developments, which are highly uncertain and largely beyond our control. Even if the economic impact of COVID-19 gradually recedes, the pandemic will have a lingering, long-term effect on business activities and consumption behavior. There is no assurance that we will be able to adjust our business operations to adapt to these changes and the increasingly complex environment in which we operate.

We are subject to PRC laws or regulations that govern our industry.

We are subject to administrative regulatory authorities and applicable laws in the PRC to operate our business. In order to operate our business, we are required to obtain licenses and permits by various governmental agencies. We will not be able to operate some of our businesses if we lose our licenses and permits, which will adversely affect our business.

We are subject to risks relating to the nature of China’s advertising industry, including frequent and sudden changes in advertising proposals.

The nature of the advertising business in China is such that sudden changes in advertising proposals and actual advertisements are frequent. In China, television stations, as the advertising publisher, remain responsible for the content of advertisements, and as a result, television stations may reject or recommend changes to the content of advertisements. We strive to minimize problems related to work for clients by encouraging the conclusion of basic written agreements, but we are exposed to the risk of unforeseen incidents or disputes with advertising clients. In addition, similar to other companies in our industry in the PRC where relationships between advertising clients within a particular industry and advertising companies are not typically exclusive, we are currently acting for multiple clients within a single industry in a number of industries. If this practice in China is to change in favor of exclusive relationships and if our efforts to respond to this change are ineffective, our business, results of operations and financial condition could be materially and adversely affected.

China regulates media content extensively and it may be subject to government actions based on the advertising content it designs for advertising clients or services it provides to them.

PRC advertising laws and regulations require advertisers, advertising operators and advertising publishers, including our businesses, to ensure that the advertisements shall not contain any false or misleading content and their advertising activities shall be in full compliance with applicable laws, rules and regulations. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke our business license. In addition, such non-compliance can constitute a violation of criminal law and criminal proceedings could be brought against us as a result.

Our business includes assisting advertising clients in designing and producing advertisements, as well as executing their advertising campaigns. We act as agent for our clients in dealing with television channels, or other media on whose platform our clients want to display their advertisements. Under our agreements with television channels or other media, we are typically responsible for the compliance with applicable laws, rules and regulations with respect to advertising content that it provide to the media. In addition, some of our advertising clients provide completed advertisements for us to display on the television channels. Although these advertisements are subject to internal review and verification, their content may not fully comply with applicable laws, rules and regulations. Further, for advertising content related to special types of products and services, such as pharmaceuticals and medical procedures, pesticides and health products, we are required to confirm that our clients have obtained requisite government approvals. We endeavor to comply with such requirements, including by requesting relevant documents from the advertising clients and employing qualified advertising inspectors who are trained to review advertising content for compliance with applicable PRC laws, rules and regulations. However, we cannot assure you that violations or alleged violations of the content requirements will not occur with respect to our operations. If the relevant PRC governmental agencies determine the content of the advertisements that we represent violated any applicable laws, rules or regulations, we could be subject to penalties, which may harm our reputation and may divert significant amounts of our management’s time and other resources. It may be difficult and expensive to defend against such proceedings. Although our agreements with our clients normally require them to warrant the fairness, accuracy and compliance with relevant laws and regulations of their advertising content and agree to indemnify us for violations of these warranties, these contractual remedies may not cover all of our losses resulting from governmental penalties. Violations or alleged violations of the content requirements could also harm our reputation and impair our ability to conduct and expand our business.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Unlike ordinary law systems, it is a system in which legal decisions have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in the PRC. WFOE, our PRC operating subsidiary, is a wholly foreign-owned enterprise and is subject to laws and regulations applicable to foreign investment in the PRC as well as laws and regulations applicable to foreign-invested enterprises. WFOE is a privately-owned company and is subject to various PRC laws and regulations that are generally applicable to companies in the PRC. These laws and regulations are still evolving, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may enjoy in the PRC legal system than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts that we have entered into. As a result, these uncertainties could materially and adversely affect our business and operations.

Delays in issuing invoices due to China taxing authorities may materially and adversely affect our cash flow.

Companies operating in China may be required to obtain VAT invoices in advance from the Chinese tax authorities in order to collect the dues from our customers according to their contractual arrangement. To accomplish this, companies submit invoices to the Chinese tax authorities and wait for the VAT invoices to be issued. Upon receipt, it sends the VAT invoices to the customers for payment. From time to time, the Chinese tax authority may delay issuing the VAT invoices because the amount of the company’s invoices exceeded the quotas previously granted for the VAT invoices for that period of time. Such quotas are set by the Chinese tax authorities based on the amount of invoices issued by the company over a period of time pursuant to the company’s past business operation, which quotas are adjusted periodically. As such, for fast growing companies like ours, our invoices may periodically exceed the current quota granted which results in a delay in obtaining VAT invoices impacting our ability to timely invoice and collect our accounts receivable from our clients. To address this challenge, we have taken an active role in reaching out to the Chinese tax authorities to explain the company’s fast growth which is outpacing the quota needed to timely obtain VAT invoices. In addition, we are working closely with our clients to receive payments before VAT invoices are issued. However, if we are unable to timely increase our quota resulting in delays in issuing VAT invoices or our clients are unable or unwilling to make payments before receipt of VAT invoices, it may suffer delays in collecting our accounts receivable and hence affect our cash flow.

Competition in our industry is growing and could cause us to lose market share and revenues in the future.

We may face growing competition in our industry and we believe that the market is becoming more competitive as this industry matures and begins to consolidate. Some of our competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than us. As a result, we could lose market share and our revenues could decline, thereby affecting our earnings and potential for growth.

Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

Our business operations depend on the continuing efforts of our management, particularly the executive officers named in this document. If one or more of our management were unable or unwilling to continue their employment with us, we might not be able to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. We may not be able to successfully enforce any contractual rights we have with our management team, in particular in China, where all of these individuals reside and where our business is operated through a series of subsidiaries and the VIE Contracts. As a result, our business may be negatively affected due to the loss of one or more members of our management.

Our business may be materially adversely impacted by the global financial crisis and economic downturn.

We operate our business in the PRC. Any future global financial crisis and economic downturn may materially adversely impact our business, financial condition, results of operations and prospects in a number of ways, including:

●	we may face severe challenges, loss of customers and other operation risks during the global financial crisis and economic downturn; and

●	financing and other sources of liquidity may not be available on reasonable terms or at all.

These risks may be exacerbated in the event of a prolonged economic downturn or financial crisis.

A severe and prolonged global economic recession and the slowdown in the Chinese economy may adversely affect our business, results of operations and financial condition.

The growth of the Chinese economy has slowed down since 2012 compared to the previous decade and the trend may continue. According to the National Bureau of Statistics of China, China’s gross domestic product (GDP) growth was 2.3% in 2020. There is considerable uncertainty over the long-term effects of the monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. In addition, there have also been concerns on the relationship between China and the U.S. following rounds of tariffs imposed by the U.S. and retaliatory tariffs imposed by China and concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any prolonged slowdown in the global or Chinese economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Any adverse changes in political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

The Company is a holding company and all of our operations are entirely conducted in the PRC. China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. The PRC government exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy, which could materially adversely affect our business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the laws and regulations applicable to foreign investments in China. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot clearly foresee the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

The Second Session of the Thirteen National People’s Congress of the People’s Republic of China voted to adopt the Foreign Investment Law of the People’s Republic of China (“the Foreign Investment Law”) on March 15, 2019, which came into effect on January 1, 2020. The current three major foreign investment laws (the Sino-Foreign Equity Joint Venture Law, Sino-Foreign Cooperative Joint Venture Law and Wholly Foreign Owned Enterprise Law) were replaced by the Foreign Investment Law on January 1, 2020.

The Foreign Investment Law expressly stipulated that “the State protects foreign investors’ investment, earnings and other legitimate rights and interests within the territory of China pursuant to the present Law;” “foreign investors may, according to the present Law, freely remit into or out of China, in Renminbi or any other foreign currency, their contributions, profits, capital gains, income from asset proposal, intellectual property royalties, lawfully acquired compensation, indemnity or liquidation income and so on within the territory of China;” “Foreign investors shall not invest in any field with investment prohibited by the negative list for foreign investment access. Foreign investors shall meet the investment conditions stipulated under the negative list for any field with investment restricted by the negative list for foreign investment access;” “In formulating normative documents concerning foreign investment, the people’s governments at all levels and their departments concerned shall comply with laws and regulations, and if there are no laws or administrative regulations to serve as the basis, they shall not impair foreign-invested enterprises’ legitimate rights and interests or increase their obligations, set any market access and exit conditions, or intervene the normal production and operation activities of any foreign-invested enterprise.”

It is unclear how the Foreign Investment Law will be implemented in practice by the PRC government authorities. Comparing with the Draft Foreign Investment Law of the People’s Republic of China published in 2015, the Foreign Investment Law does not include the following expression of ‘control or acquire equities of an enterprise within the territory of China through contractual arrangements, including but not limited to contracts and trust agreements.’ Whether the offshore companies controlled by the PRC investors through variable interest entities structure will be deemed a foreign investment remains to be seen.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed our policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the RMB against foreign currencies. On June 20, 2010, the PBOC announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. On August 11, 2015, the PBOC led central parity quoting banks to further improve the formation mechanism of the RMB against the US dollar, indicating that the central parity quoting price shall be decided with reference to the closing price on the previous trading day. On December 11, 2015, the China Foreign Exchange Trade System launched the RMB exchange-rate index, which strengthened the reference to a currency basket to better maintain the stability of the RMB exchange rate against the currencies in the basket. As a result, the CNY/USD central parity formation mechanism of “closing rate + exchange-rate movements of a basket of currencies” was developed. In June 2016, the Foreign Exchange Self-Disciplinary Mechanism was established, allowing financial institutions to play a more important role in maintaining orderly operations in the foreign-exchange market and in an environment for fair competition. In February 2017, the Foreign Exchange Self-Disciplinary Mechanism adjusted the reference period for the central parity against the currency basket from 24 hours ahead of submitting the quotes to 15 hours between the closing on the previous trading day and the submission of the quotes, which avoided repeated references to the daily movements of the USD exchange rate in the central parity of the following day. In general, the RMB exchange-rate central parity formation mechanism has been improving, which has effectively improved the rule-based, transparent, and market-oriented nature of RMB exchange-rate policies and has played an active role in stabilizing exchange-rate expectations. The flexibility of the RMB exchange rate against the US dollar was further strengthened, exhibiting larger two-way fluctuations. We cannot predict how this new policy and mechanism will impact the RMB exchange rate.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends, if any, it may pay on our ordinary shares in U.S. dollars. In addition, any fluctuations in the exchange rate between the RMB and the U.S. dollar could result in foreign currency conversion losses for financial reporting purposes.

It may be difficult to protect interests and exercise rights as a shareholder since we conduct all of our operations in China, and all of our officers and our Chairman reside outside of the United States.

The Company was incorporated in the Cayman Islands and it conducts all of our operations in China through Horgos, Xing Cui Can and their subsidiaries, our consolidated VIEs in China. In addition, all of our officers and our chairman reside outside of the United States and substantially all of the assets of those persons are located outside of the United States. As a result of all of the above, shareholders may have more difficulty in protecting their interests through actions against our management, or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the United States.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years, which can lead to high rates of inflation or deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may materially adversely affect our business operations.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of shareholder loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, shall be limited to within the margin between the total investment and registered capital approved by the examination and approval authorities. Within the scope of the aforementioned margin, foreign-invested enterprises may voluntarily contract foreign debts. Where the margin is exceeded, the original examination and approval authorities shall re-conduct appraisal and determination of total investment. Such loan shall be registered with SAFE, or their local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be subject to record-filing via the Comprehensive Management System of MOFCOM. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

In addition, SAFE promulgated a Notice on Further Improving and Adjusting the Foreign Exchange Administration Policies on Direct Investments on November 19, 2012, or Circular 59 (《国家外汇管理局关于进一步改进和调整直接投资外汇管理政策的通知》(汇发[2012]59号)), which became effective on December 17, 2012, and was further amended on May 4, 2015 and October 10, 2018, respectively, requires the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents. Furthermore, SAFE promulgated a Notice on Reforming the Administrative Approach Regarding the Settlement of the Foreign Exchange Capitals of Foreign-invested Enterprises, or Circular 19 (《国家外汇管理局关于改革外商投资企业外汇资本金结汇管理方式的通知》(汇发[2015]19号)), promulgated on March 30, 2015, and took effect from June 1, 2015, pursuant to which the foreign-invested enterprises shall be allowed to settle their foreign exchange capitals on a discretionary basis, the RMB funds obtained by foreign-invested enterprises from the discretionary settlement of their foreign exchange capitals shall be managed under the accounts for foreign exchange settlement pending payment, and a foreign-invested enterprise shall truthfully use their capital for their own operational purposes within the scope of business and it shall not, unless otherwise prescribed by laws and regulations, use the foregoing funds for investment in securities etc. Besides, SAFE further promulgated a Notice on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement, or Circular 16 (《国家外汇管理局关于改革和规范资本项目结汇管理政策的通知》(汇发〔2016〕16号)), on June 9, 2016, according to which a domestic institution shall use foreign exchange earnings under capital account within the company’s business scope and in a truthful manner for proprietary purposes and a bank shall not process foreign exchange settlement or payment formalities for a domestic institution that applies for the payment and settlement of all of their foreign exchange earnings under capital account in one lump-sum or the payment of all RMB funds in their Account for Foreign Exchange Settlement Pending Payment, if the domestic institution is unable to provide relevant materials in proof of transaction authenticity.

On October 23, 2019, the SAFE released the Circular on Further Promoting Cross-border Trade and Investment Facilitation (《国家外汇管理局关于进一步促进跨境贸易投资便利化的通知》(汇发〔2019〕28号)), or Circular 28, according to which a non-investment foreign-invested enterprise is permitted to make domestic equity investments with its capital funds provided that such investments do not violate the Negative List and the target investments are genuine and in compliance with laws. On April 10, 2020, the SAFE promulgated the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business (《关于优化外汇管理支持涉外业务发展的通知》(汇发〔2020〕8号)), or Circular 8, under which eligible enterprises are allowed to make domestic payments by using their capital funds, foreign loans and the income under capital accounts of overseas listing, without providing the evidentiary materials concerning authenticity of each expenditure in advance, provided that their capital use shall be authentic, and conform to the prevailing administrative regulations on the use of income under capital accounts. Considering that Circular 28 and Circular 8 are often principle-oriented and subject to the detailed interpretations by the enforcement bodies to further apply and enforce such laws and regulations in practice, it is unclear how they will be implemented, and there can be high uncertainties with respect to its interpretation and implementation by government authorities and banks.

The disclosures about us in reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Information about us in SEC filings and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure by us in SEC reports and other filings are not subject to the review by CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review information about us in SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of information about us in SEC reports, other filings or any of our other public pronouncements.

We did not seek approval of the CSRC for the Business Combination which may be required; the failure to obtain this approval, if required, could have a material adverse effect on our business, operating results and reputation.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009 (《关于外国投资者并购境内企业的规定(2009修订)》). The M&A Rules, among other things, include provisions that purport to require an offshore special purpose vehicle incorporated for the purpose of acquiring PRC domestic companies and controlled by PRC individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on their official website procedures regarding approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of an application and supporting documents with the CSRC.

Based on the advice of our PRC legal advisor at the time, we believe that no specific CSRC approval was required in the context of Business Combination because (i) the CSRC has not issued any definitive rules or interpretations concerning whether the Business Combination is subject to the CSRC approval procedures under the M&A Rules; (ii) WFOE was established by us as a wholly foreign-owned enterprise, and we have not acquired any equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners after the effective date of the M&A Rules, (iii) no provision in the M&A Rules clearly classifies the contractual arrangements among Horgos and Xing Cui Can, our VIEs and their shareholders as a type of acquisition transaction subject to the M&A Rules, and (iv) the CSRC currently has not issued any definitive rule or interpretation concerning whether the Business Combination falls under the M&A Rules. There can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. In that case, the relevant regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

The M&A Rules set forth complex procedures for acquisitions conducted by foreign investors, which could make it more difficult to pursue growth through acquisitions.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses. Complying with the requirements of this regulation to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions. Any delay or inability to obtain applicable approvals to complete acquisitions could affect our ability to expand our business or maintain our market share. In addition, in the future, if any of our acquisitions were subject to the M&A Rules and were found not to be in compliance with the requirements of the M&A Rules, relevant PRC regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

PRC regulations relating to offshore investment activities by PRC residents and PRC citizens may increase the administrative burden we face and may subject our PRC resident beneficial owners or employees who are share option holders to personal liabilities, limit our subsidiary’s abilities to increase our registered capital or distribute profits to us, limit our ability to inject capital into our PRC subsidiary, or may otherwise expose us to liability under PRC law.

SAFE has promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. These regulations may apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that it make in the future. In accordance with the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37 (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号) ), any PRC resident who is a direct or indirect shareholder of an offshore company is required to update his or her registration with the relevant SAFE branches, with respect to that offshore company, any material change involving an increase or decrease of capital, transfer or swap of shares, merger, division or other material event. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or their local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

There is uncertainty concerning under what circumstances residents of other countries and regions can be classified as a PRC resident. The PRC government authorities may interpret our beneficial owners’ status differently or their status may change in the future. Moreover, we may not be fully informed of the identities of our beneficial owners and we cannot assure you that all of our PRC resident beneficial owners will comply with SAFE regulations. The failure of our beneficial owners who are PRC residents to make any required registrations may subject us to fines and legal sanctions, and prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially adversely affected.

Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from our operating activities into foreign currencies and may materially and adversely affect the value of your investment.

Substantially all of our revenues and operating expenses are denominated in Renminbi. Under the relevant foreign exchange regulations in the PRC, conversion of the Renminbi is permitted, without the need for SAFE approval, for “current account” transactions, which includes dividends, trade, and service-related foreign exchange transactions, subject to procedural requirements including presenting relevant documentary evidence of such transactions and conducting such transactions at designated foreign exchange banks within China who have the licenses to carry out foreign exchange business. Under our current structure, our source of funds primarily consists of dividend payments from our subsidiary in the PRC. We cannot assure you that we will be able to meet all of our foreign currency obligations or to remit profits out of China. If future changes in relevant regulations were to place restrictions on the ability of our subsidiaries to remit dividend payments, our liquidity and ability to satisfy our third-party payment obligations and our ability to distribute dividends could be materially adversely affected.

We may rely on dividends and other distributions on equity paid by our wholly-owned subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

The Company is a holding company, and it may rely on dividends from our wholly-owned subsidiaries and service, license and other fees paid to our wholly-owned subsidiary in China by Horgos and Xing Cui Can for our cash requirements, including any debt it may incur. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiaries, Xing Cui Can and Horgos, are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital, and each of our subsidiaries is required to further set aside a portion of our after-tax profits to fund the employee welfare fund at the discretion of our board of directors. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiaries, Xing Cui Can and Horgos, incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our PRC subsidiaries’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of Horgos and Xing Cui Can to make payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the EIT Law, which may subject us to PRC income tax for our global income and withholding for any dividends it pay to our non-PRC shareholders.

Under the Enterprise Income Tax Law (“EIT Law”), enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises,” and will generally be subject to the uniform 25% enterprise income tax rate for their global income. Although the term “de facto management bodies” is defined as “management bodies which have substantial and overall management and control power on the operation, human resources, accounting and assets of the enterprise,” the circumstances under which an enterprise’s “de facto management body” would be considered to be located in China are currently unclear. A circular issued by the State Administration of Taxation (《国家税务总局关于境外注册中资控股企业依据实际管理机构标准认定为居民企业有关问题的通知》) on April 22, 2009, provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with “de facto management bodies” located within China if the following requirements are satisfied: (1) the senior management and core management departments in charge of daily operations function mainly in the PRC; (2) financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (3) major assets, accounting books, company seals, and minutes and files of board and shareholders’ meetings are located or kept in the PRC; and (4) at least half of the enterprise’s directors or senior management with voting rights reside in the PRC. In addition, the State Administration of Taxation recently promulgated the Interim Provisions on Administration of Income Tax of Chinese-Controlled Resident Enterprise Registered Overseas (《境外注册中资控股居民企业所得税管理办法(试行 )》), effective from September 1, 2011, which clarified certain matters concerning the determination of resident status, administrative matters following this determination, and competent tax authorities. These interim provisions also specify that, when an enterprise that is both Chinese-controlled and incorporated outside of mainland China, receives PRC-sourced incomes such as dividends and interests, no PRC withholding tax is applicable if such enterprise has obtained a certificate evidencing its status as a PRC resident enterprise that is registered overseas and controlled by Chinese.

Most members of our management team are based in China and are expected to remain in China. Although our offshore holding companies are not controlled by any PRC company or company group, we cannot assure you that it will not be deemed to be a PRC resident enterprise under the EIT Law and our implementation rules. If we are deemed to be a PRC resident enterprise, we will be subject to PRC enterprise income tax at the rate of 25% on our global income. In that case, however, dividend income that we receive from our PRC subsidiaries may be exempt from PRC enterprise income tax because the EIT Law and our implementation rules generally provide that dividends received by a PRC resident enterprise from our directly invested entity that is also a PRC resident enterprise is exempt from enterprise income tax. Accordingly, if we are deemed to be a PRC resident enterprise and earn income other than dividends from our PRC subsidiaries, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition, the EIT Law and implementation rules are relatively new and ambiguities exist with respect to the interpretation of the provisions relating to identification of PRC-sourced income. If we are deemed to be a PRC resident enterprise, dividends distributed to our non-PRC entity investors by us, or the gain our non-PRC entity investors may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and therefore be subject to a 10% PRC withholding tax pursuant to the EIT Law and, as a result, the value of your investment may be materially and adversely affected.

We may have exposure to greater than anticipated tax liabilities.

Under PRC laws and regulations, arrangements and transactions among business entities may be subject to audit or challenge by the PRC tax authorities. The tax laws applicable to our business activities are subject to interpretation. We could face material and adverse tax consequences if the PRC tax authorities determine that some of our business activities are not based on arm’s-length prices and adjust our taxable income accordingly. In addition, the PRC tax authorities may impose late payment fees and other penalties to us for under-paid taxes. Our consolidated net profits in the future may be materially and adversely affected if we are subject to greater than anticipated tax liabilities.

The PRC legal system has inherent uncertainties regarding the interpretation and enforcement of PRC laws and regulations which could limit the legal protections available to investors.

Substantially all of our operations are conducted in the PRC. The PRC legal system is a civil law system based on written statutes, and prior court decisions can only be cited as reference and have almost no precedential value. Since 1979, the PRC government has been developing a comprehensive system of laws, rules and regulations in relation to economic matters, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because of the limited volume of published cases and their non-binding nature, the interpretation and enforcement of these laws, rules and regulations involve some degree of uncertainty, which may lead to additional restrictions and uncertainty for our business and uncertainty with respect to the outcome of any legal action investors may take against us in the PRC. In addition, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. Any changes to such laws and regulations may materially increase our costs and regulatory exposure in complying with them.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, it may have to expend significant resources to investigate and resolve any related issues, which could materially adversely impact our business operations and reputation.

Certain U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has been centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of certain U.S.-listed Chinese companies has sharply decreased in value. Certain companies are now subject to shareholder lawsuit and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this scrutiny, criticism and negative publicity may have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, it will have to expend significant resources to investigate such allegations and/or defend. This situation will be costly and time consuming and distract our management from growing our business. Such allegations may materially adversely impact our business operations and reputation.

The risk of discontinuation of our Preferential Tax Treatments.

Currently, Horgos, Horgos Glary Wisdom Marketing Planning Co., Ltd., Horgos Glary Prosperity Culture Co., Ltd., are eligible to be exempted from income tax from 2017 to 2020, and will be eligible for certain tax rebates from local taxing authorities from 2021 to 2025. Glory Star (Horgos) Media Technology Co., Ltd. is eligible to be exempted from income tax from 2020 to 2024, and will be eligible for certain tax rebates from local taxing authorities from 2025 to 2029, If such preferential tax is no longer available to us, the income tax rate may increase up to 25%, which could have an adverse effect on financial condition and results of operations.

As a result of the Business Combination, we will face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Circular 7. Pursuant to Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and is established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, considerations include, inter alia, (i) whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; (ii) whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if income is mainly derived from China; and (iii) whether the offshore enterprise and subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature evidenced by their actual function and risk exposure. According to Circular 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Circular 7 does not apply to transactions of sales of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Circular 7. Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sales of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

Accordingly, as a result of the Business Combination, if a holder of our ordinary shares purchases our ordinary shares in the open market and sells them in a private transaction, or purchases our ordinary shares in a private transaction and sells them in the open market, and fails to comply with the SAT Circular 7, the PRC tax authorities may take actions, including requesting us to provide assistance for their investigation or impose a penalty on us, which could have a negative impact on our business operations. In addition, since we may pursue acquisitions as one of our growth strategies, and may conduct acquisitions involving complex corporate structures, the PRC tax authorities might impose taxes on capital gains or request that we submit certain additional documentation for their review in connection with any potential acquisitions, which may incur additional acquisition costs, or delay our acquisition timetable.

The PRC tax authorities have discretion under Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the equity interests transferred and the cost of investment. We may pursue acquisitions in the future that involve complex corporate structures. If we are considered a non-resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of these transactions under Circular 7, our income tax expenses associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

New legislation or changes in the PRC labor laws or regulations may affect our business operations.

Relevant PRC labor laws or regulations could be amended or updated from time to time, and new laws or regulations may be enacted. We may be required to change our business practices in order to comply with the new or revised labor laws and regulations or adapt to policy changes. There can be no assurance that we will be able to change our business practices in a timely or efficient manner pursuant to such new requirements. Any such failure may subject us to administrative fines or penalties or other adverse consequences which could materially and adversely affect our brand name, reputation, business, financial condition and results of operations.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi (RMB) into foreign currencies and, in certain cases, on the remittance of currency out of China. We receive all of our revenues in Renminbi. Under our current corporate structure, we will primarily rely on dividend payments from the WFOE to fund any cash and financing requirements that we may have, or for the possible payment of dividends. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of the WFOE may be used to pay dividends to us. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of the WFOE and VIE to pay off their respective debt in a currency other than Renminbi owed to entities outside China, if any, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at their discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, the value of your investment may be affected.

The trading prices of our ordinary shares are likely to be volatile, which could result in substantial losses to our shareholders and investors.

The trading prices of our ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these companies’ securities after their offerings may affect the attitudes of investors toward such companies listed in the United States, which consequently may affect the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	changes in the performance or market valuation of our company or our competitors;

●	changes in financial estimates by securities analysts;

●	changes in the number of our users and customers;

●	fluctuations in our operating metrics;

●	failures on our part to realize monetization opportunities as expected;

●	additions or departures of our key management and personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	detrimental negative publicity about us, our competitors or our industry;

●	market conditions or regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the trading volume and the price at which our ordinary shares will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our industry. If research analysts do not establish and maintain adequate research coverage or if the analysts who cover us downgrade our ordinary shares or publish inaccurate or unfavorable research about our industry, the market price for our ordinary shares might decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

While the Public Company Accounting Oversight Board (PCAOB) currently has access to inspect the auditor’s work papers and practices of Glory Star Group, new laws or restrictions imposed by the Chinese government may limit or restrict the PCAOB inspection which would deprive you of the benefit of such inspection.

Our independent registered public accounting firm, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess our compliance with the laws of the U.S. and the relevant professional standards. The PCAOB currently has access to inspect the working papers of our auditors, however, new laws or restrictions may be imposed in China that may place new restrictions on PCAOB access to auditor’s work papers for Chinese companies. If new restrictions by the Chinese government limits or restricts the ability of the PCAOB to conduct inspections of auditors who perform audits in China and/or for Chinese companies, it would make it more difficult to evaluate the effectiveness of our auditors’ audit procedures or quality control procedures. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements if the PCAOB access to our auditors is limited or restricted.

Risks Relating to our Ordinary Shares

Certain shareholders have piggy back and demand registration rights with respect to their ordinary shares which we have not yet complied with. Sales of a number of ordinary shares may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to raise capital in the future.

Some of our initial shareholders are entitled to piggy back registration rights and/or demand registration rights that we register the sale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the purchasers of the private warrants and certain of our shareholders, officers and directors are entitled to piggy back registration rights and/or demand registration rights that we register the sale of the shares underlying the private warrants and private warrants and any securities such shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us or issued in connection with the Business Combination. Under these registration rights agreements, we are obligated to file a registration statement to registered with the SEC approximately 52.2 million ordinary shares owned by certain insiders and others as expeditiously as possible. In connection with our filing of a shelf registration statement that was declared effective on September 14, 2020, we did not register the ordinary shares held by shareholders with piggy back and/or demand registration rights. Further, on December 29, 2020, one of the investors demanded the registration of their ordinary shares. Pursuant to the registration rights agreements, we have given notice to the other investors and owners of our intent to file a registration statement and whether or not they wish to have their ordinary shares also registered with the SEC. In connection with the Public Offering, we have agreed not to file such demand registration statement with the SEC prior to April 30, 2021.

No assurance can be given that we will not be exposed to potential damages because we have not yet file the registration statement pursuant to the registration rights. Further, the registration of a significant number of ordinary shares and the ability of the holders thereof to sell their ordinary shares could have the effect of depressing our ordinary share price.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because the Company is incorporated under Cayman Islands Companies Act.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our Memorandum and Articles of Association, the Cayman Islands Companies Act and the ordinary law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the ordinary law of the Cayman Islands. The ordinary law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English ordinary law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder’s derivative action in a Federal court of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

Prior to our Business Combination with TKK, Glory Star was a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. Glory Star’s management has not completed an assessment of the effectiveness of its internal control over financial reporting, and its independent registered public accounting firm has not conducted an audit of its internal control over financial reporting. Following the Business Combination and in the course of auditing our combined and consolidated financial statements included herein, we and our independent registered public accounting firm identified a material weakness in our internal control over financial reporting, which relate to a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of the generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. Subsequent to the filing of our Original Annual Report on Form 20-F on March 29, 2021, management identified an error in the accounting for private warrants issued in connection with the initial public offering of TKK and recorded to the Company’s consolidated financial statements as a result of the Company’s merger with TKK and the reverse recapitalization that occurred on February 14, 2020. Such error is considered as connected with the above material weakness related to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of the U.S. GAAP to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. Following the identification of the material weakness, we have taken measures, and plan to continue to take measures, to remediate these control deficiencies. However, the implementation of these measures may not fully address these deficiencies in our internal control over financial reporting, and we cannot conclude that they have been fully remediated. Our failure to correct these control deficiencies or our failure to discover and address any other control deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

As a public company, we are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal control or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.

We are committed to remediating its material weakness as promptly as possible. However, there can be no assurance as to when this material weakness will be remediated or that additional material weaknesses will not arise in the future. If we are unable to maintain effective internal control over financial reporting, our ability to record, process and report financial information timely and accurately could be adversely affected, which could subject us to litigation or investigations, require management resources, increase our expenses, negatively affect investor confidence in our financial statements and adversely impact our stock price.

Certain judgments obtained against the Company by our shareholders may not be enforceable.

The Company is a Cayman Islands exempted company and all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, all of the Company’s directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against the Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq could delist our ordinary shares, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Our securities are listed on The Nasdaq Capital Market, a national securities exchange. We cannot assure you that we will be able to remain in compliance with The Nasdaq listing requirements. If The Nasdaq Capital Market delists our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to the transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues exceed $1.07 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We were a “shell company” and are subject to additional restrictions under Rule 144 on resales of our restricted securities.

The following is a quotation from subparagraph (i)(B)(2) of Rule 144: “Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.” As a “shell company” immediately prior to the Business Combination, we will be subject to additional restrictions under Rule 144 which provides that no sales of our restricted securities could be sold until we have complied with subparagraph (i)(B)(2) of Rule 144.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and capitalization (including indebtedness and stockholders’ equity):

●	on an actual basis as of December 31, 2020; and

●	on an adjusted basis to give effect to (i) an aggregate of 571,428 ordinary shares and warrants sold at an offering price of $3.50 for aggregate gross proceeds of approximately $2.0 million, less estimated aggregate offering expenses and (ii) the issuance of 5,000,000 earn out shares.

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2020 (unaudited) ($ in thousands)
	Actual	Pro Forma As Adjusted
Cash	$17,731	32,664

Non Current Liabilities	$3,593	3,593

Shareholders’ equity
Preferred shares (par value of $0.0001 per share; 2,000,000 authorized; none issued and outstanding)	$-	-
Ordinary shares (par value of $0.0001 per share; 200,000,000 shares authorized as of December 31, 2020; 57,886,352 and 67,840,456shares issued and outstanding as of December 31, 2020 and pro forma as adjusted	$6	7
Additional paid-in capital	9,159	24,091
Statutory reserve	648	648
Retained earnings	89,271	89,271
Accumulated other comprehensive loss	4,892	4,892
Total Glory Star New Media Group Holdings Limited Shareholders’ Equity	103,976	118,909
Non-controlling interest	471	471

Total Equity	104,447	119,380

Total Capitalization and Non Current Liabilities	$108,040	122,973

The above table does not include any exercise of outstanding options, warrants sold in this offering, outstanding warrants.

USE OF PROCEEDS

Assuming gross proceeds from the sale of approximately $2,000,000 of our ordinary shares and warrants, we estimate that the net proceeds from this offering, after deducting estimated offering expenses payable by us, will be approximately $1,933,000, excluding the proceeds, if any, from the warrants.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. Although we intend to use the net proceeds of this offering for the foregoing purposes, the planned expenditures may change significantly and may not be in the order of priority as indicated above. As a result, our management will have broad discretion in the allocation of any net proceeds. Pending use of any net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our ordinary shares and warrants you will experience dilution to the extent of the difference between the offering price per share and the pro forma net tangible book value per share after giving effect to this offering.

Our historical net tangible book value on December 31, 2020, was $88,815,000, or $1.53 per ordinary share. “Net tangible book value” represents our total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of ordinary shares outstanding.

Our pro forma net tangible book value as of December 31, 2020, was $101,815,000 or $1.51 per share. Pro forma net tangible book value represents the amount of our total tangible assets less total liabilities, after giving effect to (i) an aggregate of 4,382,622 ordinary Shares sold at a public offering price of $3.28 per ordinary share for aggregate gross proceeds of approximately $14,375,000, less commissions and estimated aggregate offering expenses that occurred on March 25, 2021; and (ii) the issuance of 5,000,000 in earn-out shares on May 11, 2021. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the total number of shares outstanding as of December 31, 2020, after giving effect to the pro forma adjustments described above.

After giving effect to the sale of ordinary shares and warrants in this offering, and after deducting the fees and our estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2020, would have been $103,748,000, or $1.53 per ordinary share. This represents an immediate increase in the pro forma as adjusted net tangible book value of $0.02 per ordinary share to our existing shareholders and immediate dilution in net tangible book value of $1.97 per ordinary share to the investors in this offering.

Offering price per ordinary share offered		$3.50
Historical net tangible book value per ordinary share as of December 31, 2020	$1.53
Pro forma net tangible book value per ordinary share as of December 31, 2020	1.51
Increase in as pro forma net tangible book value per share attributable to this offering	$0.02
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$1.53
Dilution per share to new investors in this offering		$1.97

The above discussion and table are based on 57,886,352 ordinary shares outstanding as of December 31, 2020, as adjusted to reflect the public offering completed on March 25, 2021 and issuance of earn-out shares on May 11, 2021, and does not include:

●	19,000,000 ordinary shares issuable upon the exercise of warrants outstanding as of December 31, 2020 at a weighted-average exercise price of $11.50 per share;

●	280,000 ordinary shares issuable upon the conversion of convertible debentures outstanding as of December 31, 2020, at a weighted-average exercise price of $5.00 per share;

●	2,000 ordinary shares subject to the 2019 Equity Incentive Plan pursuant to the restricted stock award subject to vesting and granted subsequent to December 31, 2020; and

●	4,001,525 ordinary shares issuable upon the exercise of the warrants at an exercise price of $4.10 per share issued subsequent to December 31, 2020.

The above illustration of dilution per ordinary share to investors participating in this offering assumes no further exercise of outstanding options, warrants or debentures to purchase our ordinary shares, and no exercise of the warrants issued to investors in this offering. To the extent that any of our outstanding options, warrants or debentures are exercised, or we issue additional ordinary shares, equity securities or convertible debt securities in the future, there may be further dilution to the new investors.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association and the Cayman Islands Companies Act and the ordinary law of the Cayman Islands.

We are authorized to issue up to 200,000,000 ordinary shares and 2,000,000 preferred shares, each with a par value of $0.0001. There are no preferred shares outstanding. The following are summaries of material provisions of our Memorandum and Articles of Association which are currently effective and the Cayman Islands Companies Act insofar as they relate to the material terms of our ordinary shares and preferred shares. You should read the forms of our current Memorandum and Articles of Association, which was filed as an exhibit to our 2020 Form 20-F. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find Additional Information.”

We are offering 571,428 ordinary shares and warrants to purchase up to 571,428 ordinary shares at an offering price of $3.50 per share and accompanying warrant. This prospectus supplement also relates to the offering of 571,428 ordinary shares issuable upon exercise, if any, of the warrants.

Ordinary Shares

A description of the ordinary shares we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Share Capital” starting on page 41 of the accompanying base prospectus. As of August, 15, 2021, we had 67,550,974 ordinary shares outstanding.

Exchange Listing

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “GSMG.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Co., 1 State Street, 30th Floor, New York, New York.

Warrants

The material terms and provisions of the warrants to purchase 571,428 ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of warrant, which will be filed on a Current Report on Form 6-K in connection with this offering.

General Terms of the Warrants

The warrants represent the rights to purchase up to an aggregate of 571,428 ordinary shares issuable upon the exercise of the warrants at an initial exercise price of $4.40 per share. Each warrant may be exercised upon issuance until any time prior to 5:00 p.m. (New York City time) on the date that is one year from the date of issuance of the warrants (which is currently anticipated to be on or about August 30, 2022).

Exercise

Holders of the warrants may exercise their warrants to purchase warrant shares upon issuance until any time prior to 5:00 p.m. (New York City time) on the date that is one year from the date of issuance of the warrants by delivering (i) a notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, within two trading days following delivery of notice of exercise, payment of the exercise price for the number of warrant shares with respect to which the warrant is being exercised. The warrants may be exercised in whole or in part, but only for full ordinary shares.

The warrant shares will be, when issued and paid for in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of warrant shares equal to the number of warrant shares issuable upon exercise of all outstanding warrants.

Delivery of Warrant Shares

Upon the holder’s exercise of a warrant, we will promptly, but in no event later than the second trading day after the exercise date, issue and deliver, or cause to be issued and delivered, the warrant shares. We will, if the holder provides the necessary information to us, issue and deliver the shares electronically by crediting the account of the warrant holder’s prime broker with the Depository Trust Company through its Deposit or Withdrawal at Custodian system (commonly referred to as “DWAC”). We anticipate that Continental Stock Transfer & Trust Co. will serve as warrant agent for the warrants issued in the offering.

No Exchange Listing

There is no established public trading market for the warrants to be sold in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on The Nasdaq Capital Market, any other national securities exchange or any other trading system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

United States Federal Income Tax Considerations

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	consulting investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our ordinary shares);

●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; or

●	persons holding our ordinary shares through partnerships or other pass-through entities.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following brief description sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our ordinary shares and applies only to U.S. Holders (defined below) that hold ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This description does not deal with all possible tax consequences relating to ownership and disposition of our ordinary shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws. This brief description is based on the federal income tax laws of the United States in effect as of the date of this annual report and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this annual report, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of ordinary share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign, and other tax consequences to them of the purchase, ownership, and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this annual report.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our ordinary shares.

Ownership, Disposition and Exercise of Warrants

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share (“Warrant Share”) on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in the Warrant Share received on exercise of a warrant will be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant, plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant. A U.S. Holder’s holding period for the Warrant Share received on the exercise of a warrant will begin on the day after the warrant is exercised.

Disposition of Warrants

Subject to the PFIC rules, upon the sale or other taxable disposition of a warrant, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the U.S. Holder’s holding period for the warrant is more than one year. Preferential tax rates apply to long-term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is taxable as a corporation for U.S. federal income tax purposes. Deductions for capital losses are subject to significant limitations under the Code.

Expiration of Warrants Without Exercise

Subject to the PFIC rules, upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be a long-term capital loss if, at the time of the lapse or expiration, the U.S. Holder’s holding period for the warrant is more than one year. Deductions for capital losses are subject to significant limitations under the Code.

Adjustments to the Warrants

The warrant provides for an adjustment to the number of Warrant Shares for which a warrant may be exercised or to the exercise price of a warrant upon certain events. Subject to the PFIC rules discussed below, an adjustment that has the effect of preventing dilution of the interest of the warrant holders generally will not be taxable to a U.S. Holder. However, an adjustment may be treated as a constructive distribution to a U.S. Holder if and to the extent that such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our assets or earnings and profits. Subject to the PFIC rules discussed below, any such constructive distribution would be taxable under the rules described above under the heading “Taxation of Dividends and Other Distributions on our Ordinary Shares.”

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly at least a 25% interest (by value).

Based on our operations and the composition of our assets, we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election, under Section 1296 of the US Internal Revenue Code, for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including The Nasdaq Capital Market. If the ordinary shares are regularly traded on the Nasdaq Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election, under Section 1295(b) of the US Internal Revenue Code, with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange, or redemption of our ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding, under Section 3406 of the US Internal Revenue Code with, at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, EXERCISE OR DISPOSITION OF ORDINARY SHARES, WARRANTS, AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

EXPENSE OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by us in connection with this offering. All of the amounts shown are estimates, except the SEC registration fee, which we paid in connection with the filing of the registration statement on Form F-3 of which this prospectus supplement and the accompanying prospectus form a part.

SEC registration fee	$17,239
Legal fees and expenses	$45,000
Miscellaneous expenses	$5,000
Total	$67,239

PLAN OF DISTRIBUTION

We have agreed to sell directly to one institutional investor all of the securities offered by this prospectus supplement. No underwriters or agents were engaged by us for this transaction. We have entered into a subscription agreement directly with the one investor in connection with this offering. The subscription agreement contains customary representations, warranties and covenants for transactions of this type. These representations, warranties and covenants were made solely for purposes of the subscription agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third party beneficiaries under the subscription agreement. This summary is subject to and qualified in its entirety by the form of subscription agreement which will be filed on a Current Report on Form 6-K in connection with this offering.

LEGAL MATTERS

Certain legal matters related to the securities offered by this prospectus supplement will be passed upon on the Company’s behalf by Maples and Calder (Cayman) LLP with respect to matters of Cayman Islands law, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, CA, with respect to matters of United States law.

EXPERTS

The consolidated financial statements for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus supplement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On August 9, 2021, the Company dismissed Friedman LLP as its auditor and effective August 9, 2021, the Company appointed Assentsure PAC as successor auditor of the Company and for the fiscal year ending December 31, 2021. The audit report of Friedman LLP on the financial statements of the Company as of and for the years ended December 31, 2019 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, from the time of Friedman LLP’s engagement up to the date of dismissal which disagreements that, if not resolved to Friedman LLP’s satisfaction, would have caused Friedman LLP to make reference in connection with its opinion to the subject matter of the disagreement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The majority of our assets, including certain Chinese patents, are located in China. In addition, our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, and Grandall Law Firm, our counsel as to Chinese law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Maples and Calder (Cayman) LLP and Grandall Law Firm have advised us that, as of the date of this prospectus supplement, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Maples and Calder (Cayman) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at ordinary law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (6) not inconsistent with a Cayman Islands judgement in respect of the same matter and (7) not impeachable on the grounds of fraud. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Grandall Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Grandall Law Firm has advised us further that under Chinese law, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus supplement, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a Chinese court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus supplement, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information.

We also maintain a website at www.gsmg.co, but information contained on our website is not incorporated by reference in this prospectus supplement or any accompanying prospectus. You should not regard any information on our website as a part of this prospectus supplement or any accompanying prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement on Form F-3 (File No. 333-248554) relating to the securities covered by this prospectus supplement. This prospectus supplement and any accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

PROSPECTUS

GLORY STAR NEW MEDIA GROUP HOLDINGS LIMITED

$130,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

by Glory Star New Media Group Holdings Limited

800,000

Ordinary Shares

by Selling Shareholder

We may offer and sell our ordinary shares, par value US$0.0001 per share, preferred shares, par value US$0.0001, debt securities, warrants, units consisting of ordinary shares, preferred shares, debt securities or warrants, or any other combination of these securities from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $130,000,000. Unless otherwise indicated, reference to dollars shall mean United States dollars.

In addition, this prospectus also covers the resale by that certain selling shareholder described herein of up to an aggregate of 800,000 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

We and the selling shareholder may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Markets under the symbol “GSMG.” On August 31, 2020, the closing price for our ordinary shares was $3.50 per share.

Investing in our securities involves risks. You should read the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $130,000,000. In addition, the selling shareholder may, from time to time, offer and sell up to an aggregate of 800,000 of our ordinary shares in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling shareholder may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. Each time the selling shareholder sells any ordinary shares offered by this prospectus, the selling shareholder is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the selling shareholder and the terms of the ordinary shares being offered in the manner required by the Securities Act of 1933, or the “Securities Act.” A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Incorporation Of Documents By Reference” before investing in any of the securities offered.

We and our selling shareholders may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

Unless otherwise stated in this prospectus. references to:

●	“we,” “us,” “our,” or the “Company,” means the combined business of GS Holdings and the Glory Star Group;

●	“Memorandum and Articles of Association” means GS Holdings Second Amended and Restated Memorandum and Articles of Association, as further amended and in effect on the date hereof;

●	“Business Combination” means the acquisition of Glory Star by TKK;

●	“Cayman Islands Companies Act” means the Cayman Islands Companies Act (As Revised), as amended;

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

●	“GS Holdings” means Glory Star New Media Group Holdings Limited, a Cayman Islands exempted company;

●	“Glory Star Group” means Glory Star, together with its consolidated subsidiaries and VIEs;

●	“Glory Star” means Glory Star New Media Group Limited, a Cayman Islands exempted company;

●	“Horgos” means Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the PRC;

●	“Nasdaq” means the Nasdaq Capital Market;

●	“PRC” means the People’s Republic of China;

●	“RMB” refers to Renminbi, the lawful currency of China;

●	“SEC” means the United States Securities and Exchange Commission;

●	“Securities Act” means the United States Securities Act of 1933, as amended;

●	“TKK” means our predecessor, TKK Symphony Acquisition Corporation;

●	“VIE Contracts” means certain documents executed by the VIEs, the WFOE, the shareholders of the VIEs and certain other parties thereto as necessary to implement certain contractual arrangements in the PRC, which allow the WFOE to (i) exercise effective control over the VIEs and their subsidiaries, (ii) receive substantially all of the economic benefit of the VIEs and their subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law;

●	“VIEs” means Xing Cui Can and Horgos, our variable interest entities;

●	“WFOE” means Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company and indirectly wholly-owned by Glory Star; and

●	“Xing Cui Can” means Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Prior to June 30, 2020, notwithstanding our incorporation under the laws of the Cayman Islands, were not deemed a foreign private issuer as defined by Exchange Act and the regulations issued thereunder. Accordingly, prior to July 1, 2020, we filed our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K. Effective July 1, 2020, we are a foreign private issuer as defined under the Exchange Act. Accordingly, in the future, we will file our Annual Report on Form 20-F and report of foreign issuer pursuant to Rules 13a-16 and 15d-16 on Form 6-K. As a foreign private issuer, however, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We incorporate by reference the documents listed below:

●	Our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 31, 2020, referred herein as the 2019 Form 10-K;

●	The description of the securities contained in our registration statement on Form 8-A filed on August 14, 2018, as amended on August 15, 2018, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

●	Our quarterly report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 11, 2020;

●	Our current reports on Form 8-K for February 14, 2020, filed on February 21, 2020, as amended on February 28, 2020 and March 31, 2020; Form 8-K for March 13, 2020, filed on March 17, 2020; Form 8-K for April 22, 2020, filed on April 23, 2020; and Form 8-K for May 26, 2020, filed on June 1, 2020;

●	Our reports on Form 6-K furnished to the SEC on August 3, 2020 (with respect to pages 7 – 10 of Exhibit 99.1 to the Form 6-K) and August 26, 2020; and

●	With respect to each offering of securities under this prospectus, all of our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus.

Our 2019 Form 10-K contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to Perry Lu, our chief financial officer, 22F, Block B, Xinhua Technology Building No. 8 Tuofangying South Road, Jiuxianqiao, Chaoyang District, Beijing, China. Our telephone number at this address is + 86-01-87700500.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, including their negatives. We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

●	future operating or financial results;

●	future payments of dividends, if any, and the availability of cash for payment of dividends, if any;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●	ability to attract and retain senior management and other key employees;

●	ability to manage our growth;

●	fluctuations in general economic and business conditions;

●	financial condition and liquidity, including our ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve our capital base;

●	the ability to meet the Nasdaq continuing listing standards, and the potential delisting of our securities from Nasdaq;

●	potential changes in the legislative and regulatory environments;

●	a lower return on investment; and

●	potential volatility in the market price of our securities.

You should read thoroughly this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and any applicable prospectus supplement with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors.” Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements and any related statements made in this prospectus and the documents incorporated by reference are made as of the date of the respective documents. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though circumstances may change in the future.

OUR COMPANY

Introduction

On February 14, 2020, our predecessor, TKK, consummated a Business Combination contemplated by the Share Exchange Agreement dated as of September 6, 2019, as amended (“Share Exchange Agreement”), by and among TKK, Glory Star New Media Group Limited, a Cayman Islands exempted company (“Glory Star”), Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company (“WFOE”) incorporated in the People’s Republic of China (“PRC”) and indirectly wholly-owned by Glory Star, Xing Cui Can, Horgos, each of Glory Star’s shareholders (collectively, the “Sellers”), TKK Symphony Sponsor 1, TKK’s sponsor (the “Sponsor”), in the capacity as the representative from and after the closing of the Business Combination for TKK’s shareholders other than the Sellers, and Bing Zhang, in the capacity as the representative for the Sellers thereunder, pursuant to which Glory Star New Media Group Holdings Limited (“GS Holdings”) acquired 100% of the equity interests of Glory Star from the Sellers.

Upon the close of the Business Combination, we acquired all of the issued and outstanding securities of Glory Star in exchange for approximately 46,204,025 of our ordinary shares, which includes 5,000,000 ordinary shares that were issued to the former shareholders of Glory Star because certain financial performance targets were attained for the 2019 fiscal year. The former shareholders of Glory Star will have the right to an additional 5,000,000 of our ordinary shares if we meet certain financial performance targets for the 2020 fiscal year.

As a result of the Business Combination, Sellers became the controlling shareholders of the Company. The Business Combination was accounted for as a reverse merger, wherein Glory Star is considered the acquirer for accounting and financial reporting purposes.

Overview

We provide advertisement and content production services and operate a leading mobile and online digital advertising, media and entertainment business in China. Major production from us include short videos, online variety show, online drama, living stream and Cheers series. After launching our CHEERS App in 2018, we are fast becoming one of the leading e-commerce platforms in China by allowing our users to access our online store (e-Mall), video content, live streaming, and online games. We focus on creating original professionally-produced content featuring lifestyle, culture and fashion to monetize our advertising and e-commerce platform. We mainly offer and generate revenue from the copyright licensing of self-produced content, advertising and customized content production and CHEERS e-Mall marketplace service, membership fees, and others. We intend to capitalize on the immense growth potential of China’s live streaming and e-commerce markets while cultivating new, innovative monetization opportunities.

Currently, we generate a substantial part of our revenues from advertising placed within our mobile and online video content and on our e-commerce platform. While our mobile and online advertising business is still growing and remains one of our largest sources of revenues, we will also expand our development and promotion of our e-Mall that was launched in 2019.

Key Metrics

We monitor the following key metrics to evaluate the growth of our business, measure the effectiveness of our marketing efforts, identify trends affecting our business, and make strategic decisions:

CHEERS App Downloads. We define this metric as the total number of downloads of the CHEERS App as of the end of the period. Because we have expanded into e-commerce through our CHEERS App, we believe that this is a key metric in understanding the growth in this business. The number of downloads demonstrates whether we are successful in our marketing efforts in converting viewers of our professionally-produced content on other platforms to the CHEERS App. We view the number of downloads at the end of a given period as a key indicator of the attractiveness and usability of our CHEERS App and the increased traffic to our e-Mall platform. As of June 30, 2020, downloads of the CHEERS App exceeded 121.0 million as compared to 35.5 million as of June 30, 2019. We believe that this increase in downloads demonstrates the success that we have in converting viewers of our content to the CHEERS App.

Daily Active Users (DAUs). We define daily active users, or DAUs, as a user who has logged in or accessed our online video content and/or our e-commerce platform using the CHEERS App, whether on a mobile phone or tablet. We calculate DAUs using internal company data based on the activity of the user account and as adjusted to remove “duplicate” accounts. DAU is a tool that our management uses to manage their operations. In particular, our management sets daily targets of DAUs and monitors the DAUs to see whether to make adjustments as to the promotional activities, advertising campaign, and/or online video contents. For the three months ended June 30, 2019 and 2020, the average DAUs were 1.0 million and 4.9 million, respectively. For the six months ended June 30, 2019 and 2020, the average DAUs were 0.7 million and 4.5 million, respectively.

Gross Merchandise Value (GMV). We define gross merchandise value, or GMV, as the total value of all orders for products and services placed in our online direct sales business and on our online marketplaces, regardless of whether the goods are sold or delivered or whether the goods are returned. As we grow our e-Mall platform, it is important to monitor the volume of merchandise that we have sold through the e-Mall. By keeping track of the GMV, it allows us to determine the attractiveness of our CHEERS App platform to our merchants and users. As of June 30, 2020, the Company’s e-Mall has carried 19,984 SKUs in total, compared to 3,000 as of June 30, 2019. For the three and six months ended June 30, 2020, our e-Mall has recorded over $14.1 million and $20.0 million of GMV, respectively, achieving an impressive monthly GMV of $7.7 million in June 2020, up from only $0.5 million in June 2019. We believe that the growth in the GMV will be driven significantly with our ability to attract and retain users to the CHEERS App through our professionally-produced content and to further enhance our product offerings.

Our Vision

Our vision is to become a world leading mobile media and entertainment company dedicated to providing people pursuing a better life with an integrative platform of featuring e-commerce and high quality lifestyle entertainment.

Our Business

Established in 2016, we focused on providing advertisement and content production services and becoming a leading mobile and online advertising, media and entertainment business in China by creating professionally-produced content featuring lifestyle, culture and fashion. In 2018, we expanded into e-commerce services by introducing our CHEERS App, which integrated our e-commerce services with professionally-produced content. Primary to our vision, we continue to produce, create and add to our rich library of short videos, drama series, and live streaming, which we own and stream on our mobile app, Internet Protocol Television (IPTV), and online platform, as well as for distributions and licensing to other mediums such as Chinese television stations and third party online streaming platforms throughout China and the world. Leveraging the popularity of our professionally-produced content and distribution networks, we drive viewing audiences to our CHEERS App ecosystem to convert them as users of our online video streaming services and as customers to our e-Mall and online games.

CHEERS APP

The CHEERS App is our core platform serving millions of users in China. Most of the users are attracted to download our mobile app after they watch our professionally-produced content (both long and short videos on various distribution channels) featuring, lifestyle, culture and fashion. Central to our business model, the CHEERS App has been developed into a comprehensive content-driven e-commerce platform in which shoppers can access multiple segments such as online store (e-Mall), live streaming shows, original short videos, and online games. The mobile app users can watch our high-quality video content and shop in our in-app e-Mall. Such a combination has become a prevalent trend in Chinese e-commerce innovation.

The following is a summary of our CHEERS App:

-	E-Mall (Online Store).

Leveraging our brand, large viewing audience, and users of our CHEERS App video app, in April 2019, we launched our e-Mall platform where we offer products to our users through third party merchants that we have screened and approved. We charge third-party merchants on our e-Mall platform a service fee and a commission for the sales of their products.

-	Live Streaming

In June 2018, we launched our first live streaming show called Shopping Genius. We now have four (4) live streaming shows in production, including Shopping Genius, Bargaining Genius, Guessing Game and Unbeatable Lucky Card, each 90-minute segments, where users can interact with each other and the hosts, obtain discount coupons by participating in our real-time online games and quizzes, and make purchases in our e-Mall with these discount coupons. In addition, as requested by some clients, some live streaming shows are customized in order to lead the audience to make purchases in the clients’ online stores and/or in other e-commerce platforms such as JD.com and Taobao.com. We monetize our live streaming shows by promoting products where our subscribers can purchase products through our e-Mall. In addition, our e-commerce suppliers and distributors of our e-Mall have the option to enter separate advertising agreements with us to promote their products in our live streaming shows.

Shopping Genius	This show promotes various products for sale in e-Mall and provides an opportunity for viewers to participate in question and answer games for the discount coupons for the promotional products.

Bargaining Genius	This show promotes various products for sale in e-Mall and allows viewers to compete with each other for discount coupons for the promotional products.

Guessing Game	This is a live game show that allows viewers to win points that go towards discounts for purchase of items in e-Mall.

Unbeatable Lucky Card	This is a live game show that allows viewers to win points that go towards discounts for purchase of items in e-Mall.

-	Online Short Videos

We stream our professionally-produced content on our CHEERS App where we generate advertising revenues from traditional pre-video, in-video, banner advertisements, and pop-up advertisements. We also generate revenues from soft product placements that are incorporated into our original video content. We leverage our deep library of professionally-produced content, large viewing audience base, and big data analytics capabilities to help our advertisers target their specific demographics in China.

-	Online Games

We have developed four (4) online games for our CHEERS App where players can play the games that we have developed in-house. We monetize online games through users’ in-app purchases of gift packages and game privileges.

Series TV Shows

In February 2017, we started production of our series TV shows, which contain six (6) lifestyle shows, including Cheers Food, Cheers Health, Cheers Fashion, Cheers Baby, Cheers Space and Cheers World, each episode is 30 minutes in length. Our series TV shows are unique in the content creation and production, with trending lifestyle updates filmed both in-studio and outdoors. We generate revenues from our series TV shows by licensing to TV stations with exclusive advertising times and charging advertising fees, and by displaying products of our e-Mall. We distribute and promote our series TV shows content on a variety of online video platforms, mobile apps, IPTV and television channels where we generate advertising revenues from traditional pre-video, in-video, and pop-up advertisements. We also generate revenues from soft product placements that are incorporated into our series TV shows. We produce and license our series TV shows for airing on local broadcast, basic cable television networks, and throughout China. Our shows can be seen on satellite stations such as Anhui Satellite Television and Shenzhen Satellite Television, which are year-to-year contracts. The following is a summary of our series TV shows:

Cheers Health	This TV program features and promotes healthy lifestyle.

Cheers Fashion	This TV program features high-end fashion and beauty, and is touted as the fashion bible in the fashion field.

Cheers World	This TV program is China’s only leading short tourism program that brings together the world’s best tourism destinations, sharing travel experiences from unique perspectives of the visitors and the cultural scene of the destinations. It has been fully recommended by the cultural centers or consulates of foreign embassies in China and has close ties and cooperation with embassies in many countries around the world.

Cheers Baby	This TV program is hosted by Cao Ying, who shares the parenting experience of parents in the form of question and answer format, and in-depth interviews. This is one of few programs of this type in China.

Cheers Food	This TV program centers around food and the stories between people and food from various perspectives. Since the launch of Shenzhen Satellite TV, our average ranking has remained stable within the top 8 in China.

Cheers Space	This regular weekly program focuses on home décor and interior design.

Drama & Variety Shows

We have partnered with third parties to produce and license original online drama and variety show series for distribution on online video platforms. We currently developed the following drama series and variety shows:

My Greatest Hero	This TV series explores the lives of a high school tennis team. This program is in partnership with iQIYI and has become one of the most popular youth TV series.

Hi! Rap Season 1	This variety show was developed in 2018 as a “light-variety” talk show.

Hi! Rap Season 2	In 2019, we developed season 2 of this variety show. It is currently one of the most popular variety shows in China.

Hi! Rap Season 3	Hi! Rap Season 3 has become one of the most sought after online variety shows for millennials since its initial launch on August 22,2020.

Depending on the contract with our partners, we can either share revenues generated by the number of viewers, or share advertising revenues generated by the contents.

Advertising

We distribute and promote our professionally-produced content on our CHEERS App and on a variety of online video platforms, mobile apps, IPTV and television channels where we generate advertising revenues from traditional pre-video, in-video, and pop-up advertisements. We also generate revenues from soft product placements that are incorporated into our original video content, including our online short videos. In addition, our e-Mall suppliers and distributors have the option to enter into separate advertising agreements for displaying their products in our live streaming shows. All items displayed in the live streaming shows can be purchased in e-Mall. We leverage our deep library of professionally-produced content, wide distribution channels, and big data analytics capabilities to help our advertisers target their specific demographics in China.

Production Services

We provide brand advertising services to third-party advertising agencies by producing variety shows, short videos, and live streaming shows, according to customers’ needs, for a fee. We also provide planning, shooting, and post-production services for a fee.

Content Licensing and Distribution

From time to time we may also acquire rights to rebroadcast and/or distribute third-party film and television drama.

Industry overview

Growth of e-commerce in China

The growing e-commerce market scale, as well as the population of online shoppers in China, have built a solid industry outlook for emerging e-commerce platforms.

According to the iResearch market research report that we commissioned in July, 2020, Market Overview of Content-Driven E-commerce Platform in China, the total e-commerce market sales in China reached RMB34,810 billion in 2019, with a compound annual growth rate (CAGR) of 12.4% from 2015 to 2019. The e-commerce sales in China grew faster than that of total retail sales of consumer goods in China, which had a CAGR of 8.1% from 2015 to 2019.

Source: National Bureau of Statistics, iResearch

The population of online shoppers had reached 710 million in March 2020, of which 99.6% were also mobile shoppers, according to iResearch. The total population of online shoppers in China is expected to reach 850 million by 2021, at a CAGR of 10.8%.

Source: CNNIC, iResearch

Growth of online video users

The development of high-speed internet networks and the growing popularity of short video platforms have fueled the growth of online video viewership. According to the iResearch report, the population of online video users in China had reached 850.44 million by March 2020, with a CAGR of 13.3% from 2015. Online video users make up 94% of total internet users by March 2020, while it was only 72% at the end of 2015.

Source: CNNIC, iResearch

Video content-driven e-commerce platforms

With the rapid growth of e-commerce market and online video users, many e-commerce platforms started to leverage video content in assisting the customer acquisition of their e-commerce platforms.

A video content-driven e-commerce platform refers to an e-commerce platform with promotional and advertising video content that encourage or incentivize customers in making purchases on its e-commerce platform. The video content adopted by most platforms are live streaming shows and short videos.

A video content-driven e-commerce platform can be PGC, PUGC, or UGC content-driven, depending on who produces the content:

●	PGC refers to Professional Generated Content, which relies on professional video producers and is normally more costly to produce. However, it also has the highest commercial value for its attention to detail and consistent quality;

●	UGC refers to User Generated Content, which features content produced by the general public; and

●	PUGC refers to Professional User Generated Content, which is the combination of PGC and UGC.

Monetization

A video content-driven e-commerce platform can usually monetize video content through following means:

●	Advertising revenue for in-video product placement, start screen ads, in-app banner ads, and other forms of advertisements;

●	Commission revenue from video producers and live streamers on the platform when transactions are completed and settled; and

●	Direct e-commerce sales of commodities on the platform.

Proprietary PGC video content-driven e-commerce platform

A proprietary PGC video content-driven e-commerce platform is a segment of content-driven e-commerce platform, with in-house professional video production and proprietary e-commerce platform. When compared with other video content-driven e-commerce platforms, a proprietary PGC video content-driven e-commerce platform usually has a larger advantage in maintaining high-quality content production with dedicated professional production teams.

Market scale

The proprietary PGC video content-driven e-commerce platform industry is still at an early stage of development with high growth rate but limited qualified market participants. However, many e-commerce platforms have, or are planning to, develop video content on their platforms in 2020.

According to the iResearch report, the market scale of proprietary PGC video content-driven e-commerce platforms in terms of GMV was approximately RMB3.5 billion in 2019, with a CAGR of 151.6% from 2016 to 2019. The market is expected to grow at a CAGR of 32.5% to RMB14.5 billion by 2024.

Source: iResearch

Key successful factors for video content-driven e-commerce platforms

●	Selection of commodities: A platform must be careful and thoughtful in selecting commodities with high popularity and reasonable profit margin to keep customers attracted.

●	Sustainable high-quality video content: A platform must be able to sustain consistent video content quality and avoid publishing any video that may result in negative publicity, or even regulatory punishment.

●	Stable customer inflow: A platform must secure a solid channel for customer acquisition and to keep all customer activities within a proprietary ecosystem in order to minimize customer loss.

Competitive landscape

According to the iResearch report, we are amongst the top five video content-driven e-commerce platforms in China based on semi-annual GMV for the first half of 2020.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the factors set forth under the heading “Item 1A D. Risk Factors” in our most recently filed annual report on Form 10-K, for the year ended December 31, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Risks Relating to Our Business and Industry

If we fail to anticipate user preferences and provide high-quality content, especially popular original content, in a cost-effective manner, we may not be able to attract and retain users to remain competitive.

Our success depends on our ability to maintain and grow users and user time spent on the CHEERS App. To attract and retain users and compete against our competitors, we must continue to offer high-quality content, especially popular original content that provides our users with a superior online entertainment experience. To this end, we must continue to produce new original content and source new talent and producers in a cost effective manner. Given that we operate in a rapidly evolving industry, we must anticipate user preferences and industry trends and respond to such trends in a timely and effective manner. If we fail to fulfill the needs and preferences of our users in order to deliver a superior user experience or control our costs in doing so, we may suffer from reduced user traffic, and our business, financial condition and results of operations may be materially and adversely affected.

We currently rely on our in-house team of employees to generate creative ideas for original content and to supervise the original content origination and production process and intend to continue to invest our human and capital resources in such content production.

We face fierce competition for qualified personnel in a limited pool of high-quality creative talent. If we are not able to compete effectively for highly qualified personnel or attract and retain top talent at reasonable costs, our original content production capabilities would be materially and adversely impacted. If we are unable to offer popular original content that addresses our users’ tastes and preferences in a cost effective manner, we may suffer a reduction in user traffic and our business, financial condition and results of operations may be materially and adversely affected.

We operate in a capital intensive industry and require a significant amount of cash to fund our operations and to produce or acquire high quality video content. If we fail to obtain sufficient capital to fund our operations, our business, financial condition and future prospects may be materially and adversely affected.

The operation of an internet video streaming content provider and producer of television shows requires significant and continuous investment in content production or acquisition and video production technology. Producing high-quality original content is costly and time-consuming and typically requires a long period of time in order to realize a return on investment, if at all. If we cannot obtain adequate capital to meet our capital needs, we may not be able to fully execute our strategic plans for growth and our business, financial condition and prospects may be materially and adversely affected.

If our efforts to retain users and attract new users for our mobile and on-line video content and e-commerce products are not successful, our business, financial condition and results of operations will be materially and adversely affected.

In addition to our content production for television shows, we have experienced significant user growth for our mobile and on-line video and e-commerce products over the past several years. Our ability to continue to retain users and attract new users will depend in part on our ability to consistently provide our users with compelling content choices, as well as a quality experience for selecting and viewing video content. If we introduce new features or service offerings, or change the mix of existing features and services offerings, in a manner that is not favorably received by our users, we may not be able to attract and retain users and our business, financial condition and results of operations would be materially and adversely affected.

If we fail to retain existing or attract new advertising customers to advertise within our mobile and online video content or on our e-commerce platform, maintain and increase our wallet share of advertising budget, or if we are unable to collect accounts receivable in a timely manner, our business, financial condition and results of operations may be materially and adversely affected.

We generate a substantial part of our revenues from advertising placed within our mobile and online video content and on our e-commerce platform. With the launch of our e-Mall in 2019, we anticipate that although mobile and online advertising revenue as a percentage of our total revenues is expected to decrease due to the fast growth in revenues generated in our e-Mall, our mobile and online advertising business is still growing and remains one of our largest sources of revenue. However, because our advertising customers are not under long term contracts, we may not be able to retain our advertising customers in the future, attract new advertising customers continuously or be able to retain our advertising customers at all. If our advertising customers find that they can generate better returns elsewhere, or if our competitors provide better online advertising services to suit the advertising customers’ goals, we may lose some or all of our advertising customers. In addition, third parties may develop and use certain technologies to block the display of online advertisements, and should this occur our members will be able to skip the viewing of our advertising customers’ advertisements, which may in turn cause us to lose advertising customers. If our advertising customers determine that their expenditures on internet video streaming platforms or our video content does not generate expected returns, they may allocate a portion or all of their advertising budgets to other advertising channels such as television, newspapers and magazines or other internet channels such as e-commerce and social media platforms, and reduce or discontinue business with us. Since most of our advertising customers are not bound by long-term contracts, they may easily reduce or discontinue advertising arrangements without incurring material liabilities. Failure to retain existing advertising customers or attract new advertising customers to advertise within the video content produced by us or on our e-commerce platform may materially and adversely affect our business, financial conditions and results of operations.

Our brand advertising customers typically enter into advertising agreements through various third-party advertising agencies. In China’s advertising industry, advertising agencies typically have good relationships and maintain longer periods of cooperation with the brand advertising customers they represent. In addition to entering into advertising contracts directly with advertising customers, we also enter into advertising contracts with third-party advertising agencies, which represent advertising customers, even if we have direct contact with such advertisers. As a result, we rely on third-party advertising agencies for sales to, and collection of payment from, our brand advertisers. The financial soundness of our advertising customers and advertising agencies may affect our collection of accounts receivable. We make a credit assessment of our advertising customers and advertising agencies to evaluate the collectability of the advertising service fees before entering into an advertising contract. However, we may not be able to accurately assess the creditworthiness of each advertising customer or advertising agency, and any inability of advertising customers or advertising agencies to pay us for our services in a timely manner would negatively affect our liquidity and cash flows and may materially and adversely affect our business, financial condition and results of operations.

We operate in a highly competitive market and we may not be able to compete effectively.

We face significant competition in China in various sub-markets we operate, primarily from Alibaba (Nasdaq: BABA), Pin Duoduo (Nasdaq:PDD), Douyu (Nasdaq: DOYU), Qu Toutiao (Nasdaq: QTT), Mango Media (SZ.300413), and TVZone Media (SH.603721). We compete for users, usage time, advertising customers, and shoppers. Some of our competitors have a longer operating history and significantly greater financial resources than we do, and, in turn, may be able to attract and retain more users, usage time and advertising customers. Our competitors may compete with us in a variety of ways, including by conducting brand promotions and other marketing activities, and making investments in and acquisitions of our business partners. If any of our competitors achieves greater market acceptance than we do or are able to offer more attractive internet video content, our user traffic and our market share may decrease, which may result in a loss of advertising customers, shoppers, and users, as well as have a material and adverse effect on our business, financial condition and results of operations. We also face competition for users and user time from major television stations, which are increasing their internet video offerings. We also face competition from users and user time from other internet media and entertainment services, such as internet and social media platforms that offer content in emerging and innovative media formats.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that maintaining and enhancing our brand is of significant importance to the success of our business. Our well-recognized brand is critical to increasing our user base and, in turn, expanding our shoppers for our e-commerce platform and attractiveness to advertising customers and content providers. Since the internet video industry is highly competitive, maintaining and enhancing our brand depends largely on our ability to become and remain a market leader in China, which may be difficult and expensive to accomplish. To the extent our original content is perceived as low quality or otherwise not appealing to users, our ability to maintain and enhance our brand may be adversely impacted which in turn may result in a loss of users for our mobile and online video and e-commerce platform.

Increases in professionally-produced content, or PPC, by others may have a material and adverse effect on our business, financial condition and results of operations.

We depend on the quality of our PPC for the success of our business model. The amount of PPC, especially TV series and movies, has recently increased significantly in China and may continue to increase in the future. Due to relatively robust online advertising budgets, internet video streaming platforms are generating more revenues and are competing aggressively to produce and license more PPC in general. As the demand for quality PPC grows, the number of PPC producers will likely grow, resulting in an increase in competition for our users and usage time, which in turn may result in a loss of advertising customers, users, and shoppers on our e-commerce platform. Any significant loss in advertising customers, users, or shoppers on our e-commerce platform would have a material and adverse effect on our business, financial condition and results of operations.

The continued and collaborative efforts of our senior management and key employees are crucial to our success, and any loss of senior management or key employees may materially and adversely affect our business, financial condition and results of operations.

Our success depends on the continued and collaborative efforts of our senior management, especially our executive officers, including our founder, Mr. Bing Zhang. If one or more of our executives or other key personnel are unable or unwilling to continue to provide their services, we may not be able to find suitable replacements easily or at all. Competition for management and key personnel is intense and the pool of qualified candidates is limited. We may not be able to retain the services of our executives or key personnel, or attract and retain experienced executives or key personnel in the future. If any of our executive officers or key employees joins a competitor or forms a competing business, we may lose crucial business secrets, technological know-how, advertisers and other valuable resources. Each of our executive officers and key employees has entered into an employment agreement, which contains non-compete provisions. However, we cannot assure you that they will abide by the employment agreements or that our efforts to enforce these agreements will be effective enough to protect our interests.

Our limited operating history makes it difficult to evaluate our business and prospects.

We expect to continue to grow our user and customer bases and explore new market opportunities. However, due to our limited operating history since 2016, our historical growth rate may not be indicative of our future performance. We cannot assure you that our growth rate will be the same as in the past. In addition, we may in the future introduce new services or significantly expand our existing services, including those that currently are of relatively small scale or with which we have little or no prior development or operating experience. If these new or enhanced services fail to engage users and customers, our business and operating results may suffer as a result. We cannot assure you that we will be able to recoup our investments in introducing these new services or enhancing existing smaller business lines, and we may experience significant loss and impairment of asset value due to such efforts. Furthermore, as a technology-based entertainment company, we frequently introduce innovative products and services to our users and advertising customers in order to capture new market opportunities. However, we cannot assure you that our products and services will be well received by our users and advertising customers. If our existing or new products and services are not well received by our users and customers, we may suffer damages to our brand image and may not be able to maintain or expand our user and customer base, which in turn may have a material and adverse effect on our business, financial condition and results of operations. You should consider our prospects in light of the risks and uncertainties fast-growing companies with limited operating histories in a fast evolving industry.

We may not be able to manage our growth effectively.

We have experienced rapid growth since we launched our services in 2016. To manage the further expansion of our business and the growth of our operations and personnel, we need to continuously expand and enhance our infrastructure and technology, and improve our operational and financial systems, procedures, compliance and controls. We also need to expand, train and manage our growing employee base. In addition, our management will be required to maintain and expand our relationships with distributors, advertising customers, and other third parties. We cannot assure you that our current infrastructure, systems, procedures and controls will be adequate to support our expanding operations. If we fail to manage our expansion effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

If we are unable to offer branded products at attractive prices to meet customer needs and preferences on our e-commerce platform, or if our reputation for selling authentic, high-quality products suffers, we may lose customers and our business, financial condition and results of operations may be materially and adversely affected.

Our future growth on our e-commerce platform partially depends on our ability to continue to attract new customers as well as to increase the spending and repeat purchase rate of existing customers. Constantly changing consumer preferences have historically affected, and will continue to affect, the online retail industry. Consequently, we must stay abreast of emerging lifestyle and consumer preferences and anticipate product trends that will appeal to existing and potential customers.

As we implement our strategy to offer a personalized web-interface focusing on deep curation and targeted offerings desired by our customers, we expect to face additional challenges in the selection of products and services. We are focused on offering only authentic products on our e-commerce platform, as perception by our customers or prospective customers that any of our products are not authentic, or are lacking in quality, could cause our reputation to suffer. This is particularly important for cosmetics products, which we expect to account for an increasing proportion of our revenues. While our representatives generally check the products that are offered for sale on our e-commerce platform to confirm their authenticity and quality, there can be no assurance that our suppliers have provided us with authentic products or that all products that we sell are of the quality expected by consumers. If our customers cannot find desired products within our product portfolio at attractive prices, or if our reputation for selling authentic, high-quality products suffers, our customers may lose interest in our e-Mall and thus may visit our e-commerce platform less frequently or even stop visiting it altogether, which in turn, may materially and adversely affect our business, financial condition and results of operations.

User behavior on mobile devices is rapidly evolving, and if we fail to successfully adapt to these changes, our competitiveness and market position may suffer.

Buyers, sellers and other participants are increasingly using mobile devices in China for a wide range of purposes, including for e-commerce. While a significant and growing portion of participants access our e-commerce platform through mobile devices, this area is developing rapidly and we may not be able to continue to increase the level of mobile access to, or transactions on, our e-commerce platform by users of mobile devices. The variety of technical and other configurations across different mobile devices and platforms increases the challenges associated with this environment. our ability to successfully expand the use of mobile devices to access our e-commerce platform is affected by the following factors:

●	our ability to continue to provide compelling video content on our e-commerce platform and tools in a multiple mobile device environment;

●	our ability to successfully deploy apps on popular mobile operating systems; and

●	the attractiveness of alternative platforms.

If we are unable to attract significant numbers of new mobile buyers and increase levels of mobile engagement, our ability to maintain or grow our business would be materially and adversely affected.

Our business prospects and financial results may be impacted by our relationship with third-party platforms.

In addition to our own e-commerce platform, we also distribute video content through third-party platforms. However, there can be no assurance that our arrangements with those platforms will be extended or renewed after their respective expiration or that we will be able to extend or renew such arrangements on terms and conditions favorable to us. In addition, if any such third-party platforms breach their obligations under any of the agreements entered into with us or refuses to extend or renew such agreements when their term expires, and we cannot find a suitable replacement on a timely basis, or at all, we may suffer significant losses to our user base and revenue streams, or lose the opportunity to expand our business through such platforms. Disputes may arise between us and third-party platforms with which we have used in the past that may adversely affect the relationship with such platforms which in turn may have a material and adverse effect on our business, financial condition and results of operations.

We face risks, such as unforeseen costs and potential liability in connection with content we produce, license and/or distribute through third-party platforms and our e-commerce platform.

As a producer, licensor and distributor of content, we face potential liability for negligence, copyright and trademark infringement, or other claims based on the content that we produce, license, provide and/or distribute. We also may face potential liability for content used in promoting our service, including marketing materials and features on our platform such as user reviews. We are responsible for the production costs and other expenses of our original content. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our business, financial condition and results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

Videos and other content produced by us or displayed on our e-commerce platform may be found objectionable by PRC regulatory authorities and may subject us to penalties and other administrative actions.

We are subject to PRC regulations governing internet access and the distribution of videos and other forms of information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet any content that, among other things, violates PRC laws and regulations, impairs the national dignity of China or the public interest, or is obscene, superstitious, frightening, gruesome, offensive, fraudulent or defamatory. Furthermore, as an internet video streaming producer, we are not allowed to (i) produce or disseminate programs that distort, parody or vilify classic literary works; (ii) re-edit, re-dub or re-caption the subtitles of classic literary works, radio and television programs, and network-based original audio-video programs, (iii) intercept program segments and splice them into new programs; or (iv) disseminate edited pieces of works that distort the originals. Failure to comply with these requirements may result in monetary penalties, revocation of licenses to provide internet content or other licenses, suspension of the concerned platforms and reputational harm. In addition, these laws and regulations are subject to interpretation by the relevant authorities, and it may not be possible to determine in all cases the types of content that could cause us to be held liable as an internet content provider.

To the extent that PRC regulatory authorities find any content produced by us or displayed on our e-commerce platform objectionable, they may require us to limit or eliminate the dissemination of such content on our platform in the form of take-down orders or otherwise.

We operate in a rapidly evolving industry. If we fail to keep up with the technological developments and users’ changing requirements, our business, financial condition, results of operations and prospects may be materially and adversely affected.

The internet video streaming industry is rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from the technological developments. As we make our services available across a variety of mobile operating systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. Any changes in such mobile operating systems or devices that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. Further, if the number of mobile operating systems and devices increases, which is typically seen in a dynamic and fragmented mobile services market such as China, we will likely incur additional costs and expenses associated with developing tools and software necessary for access to our e-commerce platform by these devices and systems. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user traffic, which may result in a reduced user base. Furthermore, changes in technologies may require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We may not execute our business strategies successfully due to a variety of reasons such as technical hurdles, misunderstanding or erroneous prediction of market demand or lack of necessary resources. Failure to keep up with technological development may result in our products and services being less attractive, which, in turn, may materially and adversely affect our business, results of operations and prospects.

We may not be able to adequately protect our intellectual property rights, and any failure to protect our intellectual property rights could adversely affect our revenues and competitive position.

We believe that trademarks, trade secrets, copyrights, and other intellectual property we use are critical to our business. We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. Protection of intellectual property rights in China may not be as effective as in the United States or other jurisdictions, and as a result, we may not be able to adequately protect our intellectual property rights, which could adversely affect our revenues and competitive position. In addition, any unauthorized use of our intellectual property by third parties may adversely affect our revenues and our reputation. Further, we may have difficulty addressing the threats to our business associated with piracy of our copyrighted content, particularly our original content. our content and streaming services may be potentially subject to unauthorized consumer copying and illegal digital dissemination without an economic return to us.

Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation could result in substantial costs and diversion of resources and management attention.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our e-commerce platform generates and processes a large quantity of personal, transaction, demographic and behavioral data. We face risks inherent in handling large volumes of data and in protecting the security of such data. In particular, we face a number of challenges relating to data from transactions and other activities on our platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior by our employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the release of user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

Failure to maintain or improve our technology infrastructure could harm our business and prospects.

Adopting new software and upgrading our online infrastructure requires significant investments of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of buyers’ and sellers’ experiences and delays in reporting accurate operating and financial information. In addition, much of the software and interfaces we use are internally developed and proprietary technology. If we experience problems with the functionality and effectiveness of our software, or are unable to maintain and constantly improve our technology infrastructure to handle our business needs, our business, financial condition, results of operation and prospects, as well as our reputation, could be materially and adversely affected.

We are subject to payment processing risk.

Our e-commerce customers pay for their services using a variety of different online payment methods. We rely on third parties to process such payments. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as delays in receiving payments from payment processors and/or changes to rules or regulations concerning payment processing, our revenues, operating expenses and results of operations could be adversely impacted.

The successful operation of our business depends upon the performance and reliability of the Internet infrastructure in China.

Other than the production of television shows that are transmitted via satellite television in China, our business depends on the performance and reliability of the Internet infrastructure in China. Almost all access to the Internet is maintained through state-owned telecommunications operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology of China. In addition, the national networks in China are connected to the Internet through state-owned international gateways, which are the only channels through which a domestic user can connect to the Internet outside of China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s Internet infrastructure. In addition, the Internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

Security breaches and attacks against our internal systems and network, and any potential resulting breach or failure to otherwise protect confidential and proprietary information, could damage our reputation and negatively impact our business, as well as materially and adversely affect our financial condition and results of operations.

Although we have employed resources to develop security measures against unauthorized access to our systems and networks, our cybersecurity measures may not successfully detect or prevent all unauthorized attempts to access the data on our network or compromise and disable our systems. Unauthorized access to our network and systems may result in the misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers, we may be unable to anticipate, or implement adequate measures to protect against these attacks. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from user dissatisfaction. We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches would not only harm our reputation and business, but also could materially decrease our revenue and net income.

We rely upon our partners to make our service available through Internet Protocol Television (IPTV).

In the IPTV video streaming market, only a small number of qualified license holders can provide internet audio and visual program services to the TV terminal users via IPTV, set-top boxes and other electronic products. Most of those license holders are radio or TV stations. Private companies that wish to operate such businesses need to cooperate with those license holders to legally provide relevant services. If we are not successful in maintaining existing or creating new relationships, or if we encounter technological, content licensing, regulatory or other impediments to delivering our streaming content to our members via these devices, our ability to grow our business may be adversely impacted.

Disruption or failure of our IT systems could impair our users’ online entertainment experience and adversely affect our reputation.

Our ability to provide users with a high-quality online entertainment experience on our e-commerce platform depends on the continuous and reliable operation of our IT systems. We cannot assure you that we will be able to procure sufficient bandwidth in a timely manner or on acceptable terms or at all. Failure to do so may significantly impair user experience on our platform and decrease the overall effectiveness of our platform to both users and advertisers.

If we experience frequent or persistent service disruptions, whether caused by failures of our own systems or those of third-party service providers, our users’ experience may be negatively affected, which in turn, may have a material and adverse effect on our reputation. We cannot assure you that we will be successful in minimizing the frequency or duration of service interruptions.

Undetected programming errors could adversely affect our user experience and market acceptance of our video content, which may materially and adversely affect our business, financial condition and results of operations.

Video content produced by us or displayed on our e-commerce platform may contain programming errors that may only become apparent after our release. We generally have been able to resolve such programming errors in a timely manner. However, we cannot assure you that we will be able to detect and resolve all of these programming errors effectively. Undetected audio or video programming errors or defects may adversely affect user experience which in turn may have a material and adverse effect on our business, financial condition and results of operation.

Our revenue and net income may be materially and adversely affected by any economic slowdown in China and indirectly by trade disputes between the United States and China that may contribute to uncertainties in economic outlook.

The success of our business depends on consumers spending from e-commerce, advertising fees, production costs and copyright payments from third parties which may be affected by consumer confidence and uncertainties in the outlook for economic growth within China. We derive substantially all of our revenue from China. As a result, our revenue and net income are impacted to a significant extent by economic conditions in China and globally, as well as economic conditions specific to online and mobile commerce and advertising of brands. The PRC government has in recent years implemented a number of measures to control the rate of economic growth, including by raising and lowering interest rates and adjusting deposit reserve ratios for commercial banks as well as by implementing other measures designed to tighten or loosen credit and liquidity. In the past, these measures have contributed to a slowdown of the PRC economy and although recently the PRC has taken steps to reduce interest rates and adjust deposit reserve ratios to increase the availability of credit in response to a weakening economy caused, in part, by the continuing trade dispute with the United States, no assurances can be given that the PRC’s efforts will result in more certainty in domestic economic outlook or an increase in consumer confidence. Any continuing or worsening slowdown could significantly reduce domestic commerce in China, including through the Internet generally and within our ecosystem. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in China or any other market in which we may operate could have a material adverse effect on our business, financial condition and results of operations.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to produce video content or provide products and services on our e-commerce platform.

Our business operations could be disrupted if any of our employees are suspected of having Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since we could require our employees to be quarantined and/or our offices to be disinfected. In addition, our business, financial condition or results of operations could be materially and adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

Our quarterly operating results may fluctuate, which makes our results of operations difficult to predict and may cause our quarterly results of operations to fall short of expectations.

Our quarterly operating results have fluctuated in the past and may continue to fluctuate depending upon a number of factors, many of which are out of our control. Our operating results tend to be seasonal. As a result, comparing our operating results on a period-to-period basis may not be meaningful. For example, online user numbers tend to be lower during school holidays and certain parts of the school year, and advertising revenues tend to be lower during the Chinese New Year season, which may negatively affect our cash flow for those periods.

We require highly qualified personnel to generate high quality video content and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively and our business, financial condition, and results of operation may be materially and adversely affected.

We currently rely on our in-house team of employees to generate creative ideas for original content and to supervise the original content origination and production process and intends to continue to invest our human and capital resources in such content production. We face fierce competition for qualified personnel in a limited pool of high-quality creative talent. If we are not able to compete effectively for highly qualified personnel or attract and retain top talent at reasonable costs, our original content production capabilities would be materially and adversely impacted. If we are unable to offer popular original content that addresses our user’s tastes and preferences in a cost effective manner, we may suffer a reduction in user traffic and our business, financial condition and results of operations may be materially and adversely affected.

Our future success also depends upon our ability to attract and retain highly qualified management personnel. Expansion of our business and our management will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled management personnel is significant in China. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

Our controlling shareholder will have substantial influence over us.

As of August 31, 2020, Happy Starlight Limited, which is controlled by Mr. Bing Zhang, our chairman, beneficially owns 17,066,863 of our ordinary shares, or 29.64%. As such, Mr. Zhang will have substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your ordinary shares as part of a sale of our company.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of ordinary shares in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be our investors’ sole source of gain for the foreseeable future.

Glory Star Group’s bank accounts are in China and are not insured or protected against loss.

Glory Star Group maintains its cash primarily with major banks in China which is primarily owned by the Chinese government. Glory Star Group’s cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we could lose the cash on deposit with that particular bank or trust company or have our account frozen.

Our failure to protect our intellectual property rights could have a negative impact on our business.

We believe our brand, trade names, trademarks and other intellectual property are critical to our success. The success of our business depends substantially upon our continued ability to use our brand, trade names and trademarks to increase brand awareness and to further develop our brand. The unauthorized reproduction of our trade names or trademarks could diminish the value of our brand and our market acceptance, competitive advantages or goodwill. In addition, our proprietary information, which has not been patented or otherwise registered as our property, is a component of our competitive advantage and our growth strategy.

Monitoring and preventing the unauthorized use of our intellectual property is difficult. The measures we take to protect our brand, trade names, trademarks and other intellectual property rights may not be adequate to prevent their unauthorized use by third parties. In addition, the application of laws governing intellectual property rights in China and abroad is uncertain and evolving, and could involve substantial risks to us. To our knowledge, the relevant authorities in China historically have not protected intellectual property rights to the same extent as the United States. If we are unable to adequately protect our brand, trade names, trademarks and other intellectual property rights, we may lose these rights and our business may suffer materially. Further, unauthorized use of our brands, trade names or trademarks could cause brand confusion among advertisers and harm our reputation as a provider of high quality and comprehensive advertising services. If our brand recognition decreases, we may lose advertisers and fail in our expansion strategies, and our business, results of operations, financial condition and prospects could be materially and adversely affected.

We may be named as a defendant in litigation, or may be joined as a defendant in litigation brought against our customers by third parties, our customers’ competitors, governmental or regulatory authorities or consumers, which could result in judgments against us and materially disrupt our business. These actions could involve claims alleging, among other things, that:

●	advertising claims made with respect to our customers’ products or services are false, deceptive or misleading;

●	our customers’ products are defective or injurious and may be harmful to others; or

●	marketing, communicating or advertising materials created for our customers infringe on the proprietary rights of third parties.

The damages, costs, expenses and attorneys’ fees arising from any of these claims could have a material and adverse effect on our business, financial condition, results of operations, and prospects to the extent that we are not adequately indemnified by our customers. In any case, our reputation may be negatively affected by these allegations.

We rely on computer software and hardware systems in our operations, the failure of which could adversely affect our business, financial condition, and results of operations.

We are dependent upon our computer software and hardware systems in designing our advertisements and keeping important operational and market information. In addition, we rely on our computer hardware for the storage, delivery and transmission of data. Any system failure that causes interruptions to the input, retrieval and transmission of data or increase in service time could disrupt our normal operations. Although we have a disaster recovery plan that is designed to address the failures of our computer software and hardware systems, we may not be able to effectively carry out this disaster recovery plan or restore our operations within a sufficiently short time frame to avoid business disruptions. Any failure in our computer software or hardware systems could decrease our revenues and harm our relationships with advertisers, television channels and other media companies, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We do not maintain business liability or disruption, litigation or property insurance and any business liability or disruption, litigation or property damage we experience may result in substantial costs to us and the diversion of our resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business disruption, business liability or similar business insurance products. We have determined that the risks of disruption or liability from our business, the potential loss or damage to our property, including our facilities, equipment and office furniture, the cost of obtaining insurance coverage for these risks and the difficulties associated with obtaining such insurance on commercially reasonable terms, make it impractical for us to have obtained such insurance on terms and conditions that are commercially reasonable. As a result, we did not purchase any business liability, disruption, litigation or property insurance coverage for our operations in China. Any occurrence of an uninsured loss or damage to our property or litigation or business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our operating results.

Risks Related to our Corporate Structure

The PRC government may determine that the VIE Contracts are not in compliance with applicable PRC laws, rules and regulations.

To comply with applicable PRC laws, rules and regulations, we conduct our operations in the PRC through the VIE Contracts, a series of contractual arrangements entered into among (i) WFOE, (ii) Glory Star and certain shareholders of Glory Star, (iii) Xing Cui Can and our shareholders, and (iv) Horgos and our shareholder, which consist of a business cooperation agreement, exclusive option agreement, proxy agreement and power of attorney, and share pledge agreement. As a result of these VIE Contracts, Glory Star manages and operates our value-added telecommunication services and certain other business through the WFOE, Xing Cui Can and Horgos pursuant to the rights it holds under the VIE Contracts. A majority of the economic benefit and almost all of the risks arising from the operations of Xing Cui Can and Horgos are ultimately enjoyed and undertaken by Glory Star under these agreements.

There are risks involved with the operation of our business in reliance on the VIE Contracts, including the risk that the VIE Contracts may be determined by PRC regulators or courts to be unenforceable. Although we believe that we are in compliance with current PRC regulations in the execution and implementation of the VIE Contracts, we cannot assure you the PRC government would agree that the VIE Contracts fully comply with existing PRC policies or with policies that may be adopted in the future. PRC laws and regulations governing the validity of these VIE Contracts are uncertain. If the VIE Contracts were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discounting or restricting the operations of Horgos and Xing Cui Can;

●	imposing conditions or requirements in respect of the VIE Contracts with which Horgos, Xing Cui Can or WFOE may not be able to comply;

●	requiring us to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our business; and

●	revoking the business licenses and/or the licenses or certificates of Horgos, Xing Cui Can or WFOE, and/or voiding the VIE Contracts.

Any of these actions would adversely affect our ability to manage, operate and gain the financial benefits of Horgos and Xing Cui Can, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to manage and operate Horgos and Xing Cui Can under the VIE Contracts may not be as effective as direct ownership.

We conduct our advertising operation, e-commerce and certain other business in the PRC and generate virtually all of our revenues for our business through the VIE Contracts. Our plans for future growth are based substantially on growing the operations of Horgos and Xing Cui Can. However, the VIE Contracts may not be as effective in providing us with control over Horgos and Xing Cui Can as direct ownership. Under the current VIE Contracts, if Horgos, Xing Cui Can or their shareholders fail to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies under PRC law, which it cannot be sure would be effective. Therefore, if we are unable to effectively control Horgos and Xing Cui Can, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Contracts are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Contracts are governed by PRC law and provide for the resolution of disputes through arbitral proceedings. If Horgos, Xing Cui Can or their shareholders fail to perform their obligations under the VIE Contracts, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Horgos or Xing Cui Can to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in the PRC is not as developed as in some other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in the PRC legal system could limit our liability to enforce the VIE Contracts and protect our interests.

The payment arrangement under the VIE Contracts may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Contracts. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Contracts were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes, which could result in our being subject to higher tax liability, or cause other adverse financial consequences. According to the PRC Tax Administration and Collection Law, (中华人民共和国税收征收管理法), and Implementation Regulations for the Law of the PRC Tax Administration and Collection Law 《中华人民共和国税收征收管理法实施细则(2016修订), in the case of a transfer pricing related adjustment, the statute of limitation is three years normally and ten years in special instances.

We rely on the approval certificates and business license held by us for our advertising operation, e-commerce and certain other business and any deterioration of the relationship between Horgos and Xing Cui Can could materially and adversely affect our business operations.

We operate our advertising operation, e-commerce and certain other business in the PRC on the basis of the approval certificates, business license and other requisite licenses held by us. There is no assurance that we will be able to renew our licenses or certificates when their terms expire with substantially similar terms as the ones it currently holds.

Further, our relationship with Horgos and Xing Cui Can is governed by the VIE Contracts, which is intended to provide us with effective control over the business operations of Horgos and Xing Cui Can. However, the VIE Contracts may not be effective in providing control over the application for and maintenance of the licenses required for our business operations. If we violate the VIE Contracts, go bankrupt, suffer from difficulties in our business or otherwise become unable to perform our obligations under the VIE Contracts and, as a result, our operations, reputations and business could be severely harmed.

If the WFOE exercises the purchase option it holds over the share capital of Horgos or Xing Cui Can pursuant to the Exclusive Option Agreement, the payment of the purchase price could materially and adversely affect our financial position.

Under the Exclusive Option Agreement, the WFOE has the option to purchase up to 100% of the equity interest in Horgos and Xing Cui Can at a price equivalent to the lowest price then permitted under PRC law, provided that the acquisition will not violate any PRC laws or regulations in effect. As Horgos and Xing Cui Can are already our contractually controlled affiliates, the WFOE’s exercising of the options would not bring immediate benefit to it, and payment of the purchase price could adversely affect our financial position.

Risks Relating to Doing Business in China

We face risks related to the Coronarvirus and health epidemics and other outbreaks, which could significantly disrupt our operations.

The spread of a novel strain of coronavirus (COVID-19) around the world in the first quarter of 2020, which was declared a pandemic by the World Health Organization in March 2020, has caused significant volatility in China and international markets. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on China and international economies. COVID-19 had a severe and negative impact on the Chinese economy in the first quarter of 2020. Whether this will lead to a prolonged downturn in the Chinese economy is still unknown. Any prolonged economic downturn could adversely affect our business and operating results, leading to reduction in demand for our products and services, and adversely affect our competitive position.

The COVID-19 outbreak has caused business slow-down for us in the first quarter of 2020, resulting in decrease of revenue and it may also impede our ability to file our reports with the SEC in a timely manner.

It is, however, still not clear how the pandemic will evolve going forward in China, and we cannot assure you whether the COVID-19 pandemic will again bring about significant negative impact on our business operations, financial condition and operating results, including but not limited to negative impact to our total revenues.

While we have resumed business operations, there remain significant uncertainties surrounding the COVID-19 outbreak. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or will not occur again. Hence, the extent of the business disruption and the related impact on our financial results and outlook for 2020 and 2021 cannot be reasonably assured at this time.

We are subject to PRC laws or regulations that govern our industry.

We are subject to administrative regulatory authorities and applicable laws in the PRC to operate our business. In order to operate our business we are required to obtain licenses and permits by various governmental agencies. We will not be able to operate some of our businesses if we lose our licenses and permits, which will adversely affect our business.

We are subject to risks relating to the nature of China’s advertising industry, including frequent and sudden changes in advertising proposals.

The nature of the advertising business in China is such that sudden changes in advertising proposals and actual advertisements are frequent. In China, television stations, as the advertising publisher, remain responsible for the content of advertisements, and as a result, television stations may reject or recommend changes to the content of advertisements. We strive to minimize problems related to work for clients by encouraging the conclusion of basic written agreements, but we are exposed to the risk of unforeseen incidents or disputes with advertising clients. In addition, similar to other companies in our industry in the PRC where relationships between advertising clients within a particular industry and advertising companies are not typically exclusive, we are currently acting for multiple clients within a single industry in a number of industries. If this practice in China is to change in favor of exclusive relationships and if our efforts to respond to this change are ineffective, our business, results of operations and financial condition could be materially and adversely affected.

China regulates media content extensively and it may be subject to government actions based on the advertising content it designs for advertising clients or services it provides to them.

PRC advertising laws and regulations require advertisers, advertising operators and advertising publishers, including our businesses, to ensure that the advertisements shall not contain any false or misleading content and their advertising activities shall be in full compliance with applicable laws, rules and regulations. Violation of these laws, rules or regulations may result in penalties, including fines, confiscation of advertising fees, orders to cease dissemination of the advertisements and orders to publish an advertisement correcting the misleading information. In circumstances involving serious violations, the PRC government may revoke our business license. In addition, such non-compliance can constitute a violation of criminal law and criminal proceedings could be brought against us as a result.

Our business includes assisting advertising clients in designing and producing advertisements, as well as executing their advertising campaigns. We act as agent for our clients in dealing with television channels, or other media on whose platform our clients want to display their advertisements. Under our agreements with television channels or other media, we are typically responsible for the compliance with applicable laws, rules and regulations with respect to advertising content that it provide to the media. In addition, some of our advertising clients provide completed advertisements for us to display on the television channels. Although these advertisements are subject to internal review and verification, their content may not fully comply with applicable laws, rules and regulations. Further, for advertising content related to special types of products and services, such as pharmaceuticals and medical procedures, pesticides and health products, we are required to confirm that our clients have obtained requisite government approvals. We endeavor to comply with such requirements, including by requesting relevant documents from the advertising clients and employing qualified advertising inspectors who are trained to review advertising content for compliance with applicable PRC laws, rules and regulations. However, we cannot assure you that violations or alleged violations of the content requirements will not occur with respect to our operations. If the relevant PRC governmental agencies determine the content of the advertisements that we represent violated any applicable laws, rules or regulations, we could be subject to penalties, which may harm our reputation and may divert significant amounts of our management’s time and other resources. It may be difficult and expensive to defend against such proceedings. Although our agreements with our clients normally require them to warrant the fairness, accuracy and compliance with relevant laws and regulations of their advertising content and agree to indemnify us for violations of these warranties, these contractual remedies may not cover all of our losses resulting from governmental penalties. Violations or alleged violations of the content requirements could also harm our reputation and impair our ability to conduct and expand our business.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes. Unlike ordinary law systems, it is a system in which legal decisions have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in the PRC. WFOE, our PRC operating subsidiary, is a wholly foreign-owned enterprise and is subject to laws and regulations applicable to foreign investment in the PRC as well as laws and regulations applicable to foreign-invested enterprises. WFOE is a privately owned company and is subject to various PRC laws and regulations that are generally applicable to companies in the PRC. These laws and regulations are still evolving, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protections that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we may enjoy in the PRC legal system than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts that we have entered into. As a result, these uncertainties could materially and adversely affect our business and operations.

Delays in issuing invoices due to China taxing authorities may materially and adversely affect our cash flow.

Companies operating in China may be required to obtain VAT invoices in advance from the Chinese tax authorities in order to collect the dues from our customers according to their contractual arrangement. To accomplish this, companies submit invoices to the Chinese tax authorities and await for the VAT invoices to be issued. Upon receipt, it sends the VAT invoices to the customers for payment. From time to time, the Chinese tax authority may delay issuing the VAT invoices because the amount of the company’s invoices exceeded the quotas previously granted for the VAT invoices for that period of time. Such quotas are set by the Chinese tax authorities based on the amount of invoices issued by the company over a period of time pursuant to the company’s past business operation, which quotas are adjusted periodically. As such, for fast growing companies like ours, our invoices may periodically exceed the current quota granted which results in a delay in obtaining VAT invoices impacting our ability to timely invoice and collect our accounts receivable from our clients. To address this challenge, we have taken an active role in reaching out to the Chinese tax authorities to explain the company’s fast growth which is outpacing the quota needed to timely obtain VAT invoices. In addition, we are working closely with our clients to receive payments before VAT invoices are issued. However, if we are unable to timely increase our quota resulting in delays in issuing VAT invoices or our clients are unable or unwilling to make payments before receipt of VAT invoices, it may suffer delays in collecting our accounts receivable and hence affect our cash flow.

Competition in our industry is growing and could cause us to lose market share and revenues in the future.

We may face growing competition in our industry and we believe that the market is becoming more competitive as this industry matures and begins to consolidate. Some of our competitors have larger and more established borrower bases and substantially greater financial, marketing and other resources than us. As a result, we could lose market share and our revenues could decline, thereby affecting our earnings and potential for growth.

Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

Our business operations depend on the continuing efforts of our management, particularly the executive officers named in this document. If one or more of our management were unable or unwilling to continue their employment with us, we might not be able to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. We may not be able to successfully enforce any contractual rights we have with our management team, in particular in China, where all of these individuals reside and where our business is operated through a series of subsidiaries and the VIE Contracts. As a result, our business may be negatively affected due to the loss of one or more members of our management.

Our business may be materially adversely impacted by the global financial crisis and economic downturn.

We operate our business in the PRC. Any future global financial crisis and economic downturn may materially adversely impact our business, financial condition, results of operations and prospects in a number of ways, including:

●	we may face severe challenges, loss of customers and other operation risks during the global financial crisis and economic downturn; and

●	financing and other sources of liquidity may not be available on reasonable terms or at all.

These risks may be exacerbated in the event of a prolonged economic downturn or financial crisis.

A severe and prolonged global economic recession and the slowdown in the Chinese economy may adversely affect our business, results of operations and financial condition.

The growth of the Chinese economy has slowed down since 2012 compared to the previous decade and the trend may continue. According to the National Bureau of Statistics of China, China’s gross domestic product (GDP) growth was 6.6% in 2018. There is considerable uncertainty over the long-term effects of the monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. In addition, there have also been concerns on the relationship between China and the U.S. following rounds of tariffs imposed by the U.S. and retaliatory tariffs imposed by China and concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any prolonged slowdown in the global or Chinese economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Any adverse changes in political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

The Company is a holding company and all of our operations are entirely conducted in the PRC. China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. The PRC government exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy, which could materially adversely affect our business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. However, the government of the PRC may not continue to pursue these policies, or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the laws and regulations applicable to foreign investments in China. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our business. Consequently, we cannot clearly foresee the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors.

The Second Session of the Thirteen National People’s Congress of the People’s Republic of China voted to adopt the Foreign Investment Law of the People’s Republic of China (“the Foreign Investment Law”) on March 15, 2019, which came into effect on January 1, 2020. The current three major foreign investment laws (the Sino-Foreign Equity Joint Venture Law, Sino-Foreign Cooperative Joint Venture Law and Wholly Foreign Owned Enterprise Law) were replaced by the Foreign Investment Law on January 1, 2020.

The Foreign Investment Law expressly stipulated that “the State protects foreign investors’ investment, earnings and other legitimate rights and interests within the territory of China pursuant to the present Law;” “foreign investors may, according to the present Law, freely remit into or out of China, in Renminbi or any other foreign currency, their contributions, profits, capital gains, income from asset proposal, intellectual property royalties, lawfully acquired compensation, indemnity or liquidation income and so on within the territory of China;” “Foreign investors shall not invest in any field with investment prohibited by the negative list for foreign investment access. Foreign investors shall meet the investment conditions stipulated under the negative list for any field with investment restricted by the negative list for foreign investment access;” “In formulating normative documents concerning foreign investment, the people’s governments at all levels and their departments concerned shall comply with laws and regulations, and if there are no laws or administrative regulations to serve as the basis, they shall not impair foreign-invested enterprises’ legitimate rights and interests or increase their obligations, set any market access and exit conditions, or intervene the normal production and operation activities of any foreign-invested enterprise.”

It is unclear how the Foreign Investment Law will be implemented in practice by the PRC government authorities. Comparing with the Draft Foreign Investment Law of the People’s Republic of China published in 2015, the Foreign Investment Law does not include the following expression of ‘control or acquire equities of an enterprise within the territory of China through contractual arrangements, including but not limited to contracts and trust agreements.’ Whether the offshore companies controlled by the PRC investors through variable interest entities structure will be deemed a foreign investment remains to be seen.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed our policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the RMB against foreign currencies. On June 20, 2010, the PBOC announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. On August 11, 2015, the PBOC led central parity quoting banks to further improve the formation mechanism of the RMB against the US dollar, indicating that the central parity quoting price shall be decided with reference to the closing price on the previous trading day. On December 11, 2015, the China Foreign Exchange Trade System launched the RMB exchange-rate index, which strengthened the reference to a currency basket to better maintain the stability of the RMB exchange rate against the currencies in the basket. As a result, the CNY/USD central parity formation mechanism of “closing rate + exchange-rate movements of a basket of currencies” was developed. In June 2016, the Foreign Exchange Self-Disciplinary Mechanism was established, allowing financial institutions to play a more important role in maintaining orderly operations in the foreign-exchange market and in an environment for fair competition. In February 2017, the Foreign Exchange Self-Disciplinary Mechanism adjusted the reference period for the central parity against the currency basket from 24 hours ahead of submitting the quotes to 15 hours between the closing on the previous trading day and the submission of the quotes, which avoided repeated references to the daily movements of the USD exchange rate in the central parity of the following day. In general, the RMB exchange-rate central parity formation mechanism has been improving, which has effectively improved the rule-based, transparent, and market-oriented nature of RMB exchange-rate policies and has played an active role in stabilizing exchange-rate expectations. The flexibility of the RMB exchange rate against the US dollar was further strengthened, exhibiting larger two-way fluctuations. We cannot predict how this new policy and mechanism will impact the RMB exchange rate.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends, if any, it may pay on our ordinary shares in U.S. dollars. In addition, any fluctuations in the exchange rate between the RMB and the U.S. dollar could result in foreign currency conversion losses for financial reporting purposes.

It may be difficult to protect interests and exercise rights as a shareholder since we conduct all of our operations in China, and all of our officers and our Chairman reside outside of the United States.

The Company was incorporated in the Cayman Islands and it conducts all of our operations in China through Horgos, Xing Cui Can and their subsidiaries, our consolidated VIEs in China. In addition, all of our officers and our chairman reside outside of the United States and substantially all of the assets of those persons are located outside of the United States. As a result of all of the above, shareholders may have more difficulty in protecting their interests through actions against our management, or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the United States.

Future inflation in China may inhibit economic activity and adversely affect our operations.

The Chinese economy has experienced periods of rapid expansion in recent years, which can lead to high rates of inflation or deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may materially adversely affect our business operations.

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of shareholder loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, shall be limited to within the margin between the total investment and registered capital approved by the examination and approval authorities. Within the scope of the aforementioned margin, foreign-invested enterprises may voluntarily contract foreign debts. Where the margin is exceeded, the original examination and approval authorities shall re-conduct appraisal and determination of total investment. Such loan shall be registered with SAFE, or their local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be subject to record-filing via the Comprehensive Management System of MOFCOM. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

In addition, SAFE promulgated a Notice on Further Improving and Adjusting the Foreign Exchange Administration Policies on Direct Investments on November 19, 2012, or Circular 59 (《国家外汇管理局关于进一步改进和调整直接投资外汇管理政策的通知》(汇发[2012]59号)), which became effective on December 17, 2012, and was further amended on May 4, 2015 and October 10, 2018, respectively, requires the authenticity of settlement of net proceeds from offshore offerings to be closely examined and the net proceeds to be settled in the manner described in the offering documents. Furthermore, SAFE promulgated a Notice on Reforming the Administrative Approach Regarding the Settlement of the Foreign Exchange Capitals of Foreign-invested Enterprises, or Circular 19 (《国家外汇管理局关于改革外商投资企业外汇资本金结汇管理方式的通知》(汇发[2015]19号)), promulgated on March 30, 2015, and took effect from June 1, 2015, pursuant to which the foreign-invested enterprises shall be allowed to settle their foreign exchange capitals on a discretionary basis, the RMB funds obtained by foreign-invested enterprises from the discretionary settlement of their foreign exchange capitals shall be managed under the accounts for foreign exchange settlement pending payment, and a foreign-invested enterprise shall truthfully use their capital for their own operational purposes within the scope of business and it shall not, unless otherwise prescribed by laws and regulations, use the foregoing funds for investment in securities etc. Besides, SAFE further promulgated a Notice on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement, or Circular 16 (《国家外汇管理局关于改革和规范资本项目结汇管理政策的通知》(汇发〔2016〕16号)), on June 9, 2016, according to which a domestic institution shall use foreign exchange earnings under capital account within the company’s business scope and in a truthful manner for proprietary purposes and a bank shall not process foreign exchange settlement or payment formalities for a domestic institution that applies for the payment and settlement of all of their foreign exchange earnings under capital account in one lump-sum or the payment of all RMB funds in their Account for Foreign Exchange Settlement Pending Payment, if the domestic institution is unable to provide relevant materials in proof of transaction authenticity.

Circular 59, Circular 19 and Circular 16 may significantly limit our ability to effectively use the proceeds from future financing activities as the WFOE may not convert the funds received from us in foreign currencies into RMB or may not use the RMB funds obtained from foreign exchange settlement for certain purposes, which may materially adversely affect our liquidity and our ability to fund and expand our business in the PRC.

The disclosures about us in reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Information about us in SEC filings and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure by us in SEC reports and other filings are not subject to the review by CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review information about us in SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of information about us in SEC reports, other filings or any of our other public pronouncements.

We did not seek approval of the CSRC for the Business Combination which may be required; the failure to obtain this approval, if required, could have a material adverse effect on our business, operating results and reputation.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009 (《关于外国投资者并购境内企业的规定(2009修订)》). The M&A Rules, among other things, include provisions that purport to require an offshore special purpose vehicle incorporated for the purpose of acquiring PRC domestic companies and controlled by PRC individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on their official website procedures regarding approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of an application and supporting documents with the CSRC.

Based on the advice of our PRC legal advisor at the time, we believe that no specific CSRC approval was required in the context of Business Combination because (i) the CSRC has not issued any definitive rules or interpretations concerning whether the Business Combination is subject to the CSRC approval procedures under the M&A Rules; (ii) WFOE was established by us as a wholly foreign-owned enterprise, and we have not acquired any equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners after the effective date of the M&A Rules, (iii) no provision in the M&A Rules clearly classifies the contractual arrangements among Horgos and Xing Cui Can, our VIEs and their shareholders as a type of acquisition transaction subject to the M&A Rules, and (iv) the CSRC currently has not issued any definitive rule or interpretation concerning whether the Business Combination falls under the M&A Rules. There can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. In that case, the relevant regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

The M&A Rules set forth complex procedures for acquisitions conducted by foreign investors, which could make it more difficult to pursue growth through acquisitions.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses. Complying with the requirements of this regulation to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions. Any delay or inability to obtain applicable approvals to complete acquisitions could affect our ability to expand our business or maintain our market share. In addition, in the future, if any of our acquisitions were subject to the M&A Rules and were found not to be in compliance with the requirements of the M&A Rules, relevant PRC regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

PRC regulations relating to offshore investment activities by PRC residents and PRC citizens may increase the administrative burden we face and may subject our PRC resident beneficial owners or employees who are share option holders to personal liabilities, limit our subsidiary’s abilities to increase our registered capital or distribute profits to us, limit our ability to inject capital into our PRC subsidiary, or may otherwise expose us to liability under PRC law.

SAFE has promulgated regulations that require PRC residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. These regulations may apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that it make in the future. In accordance with the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37 (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号) ), any PRC resident who is a direct or indirect shareholder of an offshore company is required to update his or her registration with the relevant SAFE branches, with respect to that offshore company, any material change involving an increase or decrease of capital, transfer or swap of shares, merger, division or other material event. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or their local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

There is uncertainty concerning under what circumstances residents of other countries and regions can be classified as a PRC resident. The PRC government authorities may interpret our beneficial owners’ status differently or their status may change in the future. Moreover, we may not be fully informed of the identities of our beneficial owners and we cannot assure you that all of our PRC resident beneficial owners will comply with SAFE regulations. The failure of our beneficial owners who are PRC residents to make any required registrations may subject us to fines and legal sanctions, and prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially adversely affected.

Restrictions on foreign exchange under PRC laws may limit our ability to convert cash derived from our operating activities into foreign currencies and may materially and adversely affect the value of your investment.

Substantially all of our revenues and operating expenses are denominated in Renminbi. Under the relevant foreign exchange regulations in the PRC, conversion of the Renminbi is permitted, without the need for SAFE approval, for “current account” transactions, which includes dividends, trade, and service-related foreign exchange transactions, subject to procedural requirements including presenting relevant documentary evidence of such transactions and conducting such transactions at designated foreign exchange banks within China who have the licenses to carry out foreign exchange business. Conversion of the Renminbi for “capital account” transactions, which includes foreign direct investment, loans and investment in negotiable instruments, is still subject to significant limitations and requires approvals from and registration with SAFE and other PRC regulatory authorities. Under our current structure, our source of funds primarily consists of dividend payments from our subsidiary in the PRC. We cannot assure you that we will be able to meet all of our foreign currency obligations or to remit profits out of China. If future changes in relevant regulations were to place restrictions on the ability of our subsidiaries to remit dividend payments, our liquidity and ability to satisfy our third-party payment obligations and our ability to distribute dividends could be materially adversely affected.

We may rely on dividends and other distributions on equity paid by our wholly-owned subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

The Company is a holding company, and it may rely on dividends from our wholly-owned subsidiaries and service, license and other fees paid to our wholly-owned subsidiary in China by Horgos and Xing Cui Can for our cash requirements, including any debt it may incur. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiaries, Xing Cui Can and Horgos, are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital, and each of our subsidiaries is required to further set aside a portion of our after-tax profits to fund the employee welfare fund at the discretion of our board of directors. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiaries, Xing Cui Can and Horgos, incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our PRC subsidiaries’ ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of Horgos and Xing Cui Can to make payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

We may be treated as a resident enterprise for PRC tax purposes under the EIT Law, which may subject us to PRC income tax for our global income and withholding for any dividends it pay to our non-PRC shareholders.

Under the Enterprise Income Tax Law (“EIT Law”), enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises,” and will generally be subject to the uniform 25% enterprise income tax rate for their global income. Although the term “de facto management bodies” is defined as “management bodies which have substantial and overall management and control power on the operation, human resources, accounting and assets of the enterprise,” the circumstances under which an enterprise’s “de facto management body” would be considered to be located in China are currently unclear. A circular issued by the State Administration of Taxation (《国家税务总局关于境外注册中资控股企业依据实际管理机构标准认定为居民企业有关问题的通知》) on April 22, 2009, provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with “de facto management bodies” located within China if the following requirements are satisfied: (1) the senior management and core management departments in charge of daily operations function mainly in the PRC; (2) financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (3) major assets, accounting books, company seals, and minutes and files of board and shareholders’ meetings are located or kept in the PRC; and (4) at least half of the enterprise’s directors or senior management with voting rights reside in the PRC. In addition, the State Administration of Taxation recently promulgated the Interim Provisions on Administration of Income Tax of Chinese-Controlled Resident Enterprise Registered Overseas (《境外注册中资控股居民企业所得税管理办法(试行 )》), effective from September 1, 2011, which clarified certain matters concerning the determination of resident status, administrative matters following this determination, and competent tax authorities. These interim provisions also specify that, when an enterprise that is both Chinese-controlled and incorporated outside of mainland China, receives PRC-sourced incomes such as dividends and interests, no PRC withholding tax is applicable if such enterprise has obtained a certificate evidencing its status as a PRC resident enterprise that is registered overseas and controlled by Chinese.

Most members of our management team are based in China and are expected to remain in China. Although our offshore holding companies are not controlled by any PRC company or company group, we cannot assure you that it will not be deemed to be a PRC resident enterprise under the EIT Law and our implementation rules. If we are deemed to be a PRC resident enterprise, we will be subject to PRC enterprise income tax at the rate of 25% on our global income. In that case, however, dividend income that we receive from our PRC subsidiaries may be exempt from PRC enterprise income tax because the EIT Law and our implementation rules generally provide that dividends received by a PRC resident enterprise from our directly invested entity that is also a PRC resident enterprise is exempt from enterprise income tax. Accordingly, if we are deemed to be a PRC resident enterprise and earn income other than dividends from our PRC subsidiaries, a 25% enterprise income tax on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition, the EIT Law and implementation rules are relatively new and ambiguities exist with respect to the interpretation of the provisions relating to identification of PRC-sourced income. If we are deemed to be a PRC resident enterprise, dividends distributed to our non-PRC entity investors by us, or the gain our non-PRC entity investors may realize from the transfer of our ordinary shares, may be treated as PRC-sourced income and therefore be subject to a 10% PRC withholding tax pursuant to the EIT Law and, as a result, the value of your investment may be materially and adversely affected.

We may have exposure to greater than anticipated tax liabilities.

Under PRC laws and regulations, arrangements and transactions among business entities may be subject to audit or challenge by the PRC tax authorities. The tax laws applicable to our business activities are subject to interpretation. We could face material and adverse tax consequences if the PRC tax authorities determine that some of our business activities are not based on arm’s-length prices and adjust our taxable income accordingly. In addition, the PRC tax authorities may impose late payment fees and other penalties to us for under-paid taxes. Our consolidated net profits in the future may be materially and adversely affected if we are subject to greater than anticipated tax liabilities.

The PRC legal system has inherent uncertainties regarding the interpretation and enforcement of PRC laws and regulations which could limit the legal protections available to investors.

Substantially all of our operations are conducted in the PRC. The PRC legal system is a civil law system based on written statutes, and prior court decisions can only be cited as reference and have almost no precedential value. Since 1979, the PRC government has been developing a comprehensive system of laws, rules and regulations in relation to economic matters, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because of the limited volume of published cases and their non-binding nature, the interpretation and enforcement of these laws, rules and regulations involve some degree of uncertainty, which may lead to additional restrictions and uncertainty for our business and uncertainty with respect to the outcome of any legal action investors may take against us in the PRC. In addition, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. Any changes to such laws and regulations may materially increase our costs and regulatory exposure in complying with them.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, it may have to expend significant resources to investigate and resolve any related issues, which could materially adversely impact our business operations and reputation.

Certain U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has been centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of certain U.S.-listed Chinese companies has sharply decreased in value. Certain companies are now subject to shareholder lawsuit and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this scrutiny, criticism and negative publicity may have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, it will have to expend significant resources to investigate such allegations and/or defend. This situation will be costly and time consuming and distract our management from growing our business. Such allegations may materially adversely impact our business operations and reputation.

The risk of discontinuation of our Preferential Tax Treatments.

Currently, we are eligible to be exempted from income tax from 2017 to 2020, and will be eligible for certain tax rebates from local taxing authorities from 2021 to 2025. If such preferential tax is no longer available to us, the income tax rate may increase up to 25%, which could have an adverse effect on financial condition and results of operations.

As a result of the Business Combination, we will face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Circular 7. Pursuant to Circular 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and is established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, considerations include, inter alia, (i) whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; (ii) whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if income is mainly derived from China; and (iii) whether the offshore enterprise and subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature evidenced by their actual function and risk exposure. According to Circular 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Circular 7 does not apply to transactions of sales of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of Circular 7. Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sales of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

Accordingly, as a result of the Business Combination, if a holder of our ordinary shares purchases our ordinary shares in the open market and sells them in a private transaction, or purchases our ordinary shares in a private transaction and sells them in the open market, and fails to comply with the SAT Circular 7, the PRC tax authorities may take actions, including requesting us to provide assistance for their investigation or impose a penalty on us, which could have a negative impact on our business operations. In addition, since we may pursue acquisitions as one of our growth strategies, and may conduct acquisitions involving complex corporate structures, the PRC tax authorities might impose taxes on capital gains or request that we submit certain additional documentation for their review in connection with any potential acquisitions, which may incur additional acquisition costs, or delay our acquisition timetable.

The PRC tax authorities have discretion under Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the equity interests transferred and the cost of investment. We may pursue acquisitions in the future that involve complex corporate structures. If we are considered a non-resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of these transactions under Circular 7, our income tax expenses associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

New legislation or changes in the PRC labor laws or regulations may affect our business operations.

Relevant PRC labor laws or regulations could be amended or updated from time to time, and new laws or regulations may be enacted. We may be required to change our business practices in order to comply with the new or revised labor laws and regulations or adapt to policy changes. There can be no assurance that we will be able to change our business practices in a timely or efficient manner pursuant to such new requirements. Any such failure may subject us to administrative fines or penalties or other adverse consequences which could materially and adversely affect our brand name, reputation, business, financial condition and results of operations.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi (RMB) into foreign currencies and, in certain cases, on the remittance of currency out of China. We receive all of our revenues in Renminbi. Under our current corporate structure, we will primarily rely on dividend payments from the WFOE to fund any cash and financing requirements that we may have, or for the possible payment of dividends. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of the WFOE may be used to pay dividends to us. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of the WFOE and VIE to pay off their respective debt in a currency other than Renminbi owed to entities outside China, if any, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at their discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, the value of your investment may be affected.

The trading prices of our ordinary shares are likely to be volatile, which could result in substantial losses to our shareholders and investors.

The trading prices of our ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these companies’ securities after their offerings may affect the attitudes of investors toward such companies listed in the United States, which consequently may affect the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	changes in the performance or market valuation of our company or our competitors;

●	changes in financial estimates by securities analysts;

●	changes in the number of our users and customers;

●	fluctuations in our operating metrics;

●	failures on our part to realize monetization opportunities as expected;

●	additions or departures of our key management and personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	detrimental negative publicity about us, our competitors or our industry;

●	market conditions or regulatory developments affecting us or our industry; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the trading volume and the price at which our ordinary shares will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our industry. If research analysts do not establish and maintain adequate research coverage or if the analysts who cover us downgrade our ordinary shares or publish inaccurate or unfavorable research about our industry, the market price for our ordinary shares might decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

While the Public Company Accounting Oversight Board (PCAOB) currently has access to inspect the auditor’s work papers and practices of Glory Star Group, new laws or restrictions imposed by the Chinese government may limit or restrict the PCAOB inspection which would deprive you of the benefit of such inspection.

Our independent registered public accounting firm, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess our compliance with the laws of the U.S. and the relevant professional standards. The PCAOB currently has access to inspect the working papers of our auditors, however, new laws or restrictions may be imposed in China that may place new restrictions on PCAOB access to auditor’s work papers for Chinese companies. If new restrictions by the Chinese government limits or restricts the ability of the PCAOB to conduct inspections of auditors who perform audits in China and/or for Chinese companies, it would make it more difficult to evaluate the effectiveness of our auditors’ audit procedures or quality control procedures. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements if the PCAOB access to our auditors is limited or restricted.

Risks Relating to our Ordinary Shares

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because the Company is incorporated under Cayman Islands Companies Act.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our Memorandum and Articles of Association, the Cayman Islands Companies Act and the ordinary law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the ordinary law of the Cayman Islands. The ordinary law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English ordinary law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Failure to maintain an effective internal control over financial reporting may cause our investors to lose confidence in our financial and other reports.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. If we cannot effectively maintain our controls and procedures, we could suffer material misstatements in our financial statements and other information it reports which would likely cause investors to lose confidence. This lack of confidence could lead to a decline in the trading price of our ordinary shares.

Certain judgments obtained against the Company by our shareholders may not be enforceable.

The Company is a Cayman Islands exempted company and all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, all of the Company’s directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against the Company or against these individuals in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Nasdaq could delist our ordinary shares, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

Our securities are listed on The Nasdaq Capital Market, a national securities exchange. We cannot assure you that we will be able to remain in compliance with the Nasdaq listing requirements. If The Nasdaq Capital Market delists our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our ordinary shares have a market price per share of less than $5.00, transactions in our ordinary shares may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to the transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our ordinary shares become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues exceed $1.07 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We were a “shell company” and are subject to additional restrictions under Rule 144 on resales of our restricted securities.

The following is a quotation from subparagraph (i)(B)(2) of Rule 144: “Notwithstanding paragraph (i)(1), if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issue was required to file such reports and materials), other than Form 8-K reports (§249.308 of this chapter); and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of this section after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.” As a “shell company” immediately prior to the Business Combination, we will be subject to additional restrictions under Rule 144 which provides that no sales of our restricted securities could be sold until we have complied with subparagraph (i)(B)(2) of Rule 144.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer ordinary shares, preferred shares, debt securities, warrants to purchase ordinary shares, preferred shares, debt securities, or units consisting of a combination of any or all of these securities at an aggregate offering price of up to $130,000,000. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. In addition, up to 800,000 ordinary shares may be sold from time to time pursuant to this registration statement by the selling shareholder described herein. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. Each time the selling shareholder sells any ordinary shares offered by this prospectus, the selling shareholder is required to provide you with this prospectus and any related prospectus supplement containing specific information about the selling shareholder and the terms of the ordinary shares being offered in the manner required by the Securities Act. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation Of Documents By Reference” before investing in any of the securities offered.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of June 30, 2020. The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with, and is qualified by reference to, the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of June 30, 2020
(unaudited)
($ in thousands)
Cash	$9,056

Long-term bank loan	1,274

Shareholders’ equity
Preferred shares (par value of $0.0001 per share; 2,000,000 authorized; none issued and outstanding)	-
Ordinary shares (par value of $0.0001 per share; 200,000,000 shares authorized as of June 30, 2020; 56,011,366 shares issued and outstanding as of June 30, 2020.	6
Additional paid-in capital	14,365
Statutory reserve	431
Retained earnings	61,525
Accumulated other comprehensive loss	(2,548)
Total Glory Star New Media Group Holdings Limited Shareholders’ Equity	73,779
Non-controlling interest	373
Total Equity	74,152

Total Capitalization and Long-term Indebtedness	$75,426

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer, from time to time, our ordinary shares, preferred shares, debt securities, warrants to purchase ordinary shares, preferred shares, debt securities, or units consisting of a combination of any or all of these securities in amounts we will determine from time to time, under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Share Capital, - Ordinary Share – Preference Shares”; “Description of Warrants,” “Description of Debt Securities,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate principal amount or aggregate offering price;

●	Rates and times of payment of interest or dividends, if any;

●	Redemption, conversion or sinking fund terms, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum and Articles of Association and the Cayman Islands Companies Act and the ordinary law of the Cayman Islands.

We are authorized to issue up to 200,000,000 ordinary shares and 2,000,000 preferred shares, with a par value of $0.0001 each. As of August 31, 2020, there are 57,573,866 ordinary shares issued and outstanding. There are no preferred shares outstanding. The following are summaries of material provisions of our Memorandum and Articles of Association which are currently effective and the Cayman Islands Companies Act insofar as they relate to the material terms of our ordinary shares and preferred shares. You should read the forms of our current Memorandum and Articles of Association, which was filed as an exhibit to our 2019 Form 10-K. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find Additional Information.”

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. As a matter of Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that in no circumstances may a dividend be paid if this would result in our being unable to pay our debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of our voting share capital present in person or by proxy.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding not less than a majority of all of our voting share capital in issue. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding at the date of deposit of the requisition not less than ten percent of our voting share capital in issue. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all of our shareholders, as permitted by Cayman Islands law and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or ordinary form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

If our board of directors refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board of directors may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time or times of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Purchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. We may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our Memorandum and Articles of Association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our Memorandum and Articles of Association, be varied with the consent in writing of the holders of not less than two thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements and certain other documents that we file with the SEC. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of our control that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition (one-third in par value of the issued shares) and convene general meetings of shareholders.

However, as a matter of Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in our best interests Company.

General Meetings of Shareholders and Shareholder Proposals

Our shareholders’ general meetings may be held in such place within or outside the Cayman Islands as our board of directors considers appropriate.

As a Cayman Islands exempted company, we are not obliged by the Cayman Islands Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provides that we shall hold an annual general meeting in each calendar year, which shall be convened by the board of directors, but so that the maximum period between such annual general meetings shall not exceed fifteen (15) months. Our board of directors shall give not less than seven calendar days’ written notice of a shareholders’ meeting to those persons whose names appear as members in our register of members on the date the notice is given (or on any other date determined by our directors to be the record date for such meeting) and who are entitled to vote at the meeting.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allows our shareholders holding shares representing in aggregate not less than one-third in par value of our shares capital in issue, to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our Memorandum and Articles of Association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Exempted Company

We are an exempted company with limited under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempt company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

●	whether voting rights are attached to the share in issue;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our Memorandum and Articles of Association authorizes 2,000,000 preferred shares of which none are outstanding as the date of this prospectus.

The directors may authorize the division of shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend, return of capital and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) shall be fixed and determined by the directors.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Cayman Islands Companies Act. The Cayman Islands Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 ⅔% in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Cayman Islands Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Cayman Islands Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, ordinarily referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-takeover Provisions.

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of us or management that shareholders may consider favorable, including provisions that authorize our board of directors to redesignate authorized and unissued ordinary shares as other shares or series of shares, to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders. However, under Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties and Powers.

As a matter of a Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he or she owes the following duties to the company - a duty to act bona fide in the best interests of the company, a duty not to make a profit out of his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the courts are moving towards an objective standard with regard to the required skill and care.

Under our Memorandum and Articles of Association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest. Directors are not required to hold shares; however, a minimum share requirement for directors may be established by ordinary resolution. Directors may exercise all powers to borrow money, under our Memorandum and Articles of Association, in a variety of ways, including issuing bonds and other securities either outright or as security for any debt liability or obligation of our company or of any third party.

Shareholder Action by Written Resolution.

As a matter of Cayman Islands law, an exempted company may eliminate the ability of shareholders to approve corporate matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held. Our Memorandum and Articles of Association allows shareholders to act by written resolutions.

Removal of Directors.

Under our Memorandum and Articles of Association, directors may be removed by ordinary resolution.

Dissolution; Winding Up.

Under our Memorandum and Articles of Association, if our company is wound up, the liquidator of our company may distribute the assets only by the vote of holders of a two-thirds majority of our outstanding shares being entitled to vote in person or by proxy at a general meeting.

Amendment of Governing Documents.

Under Cayman Islands Companies Act and our Memorandum and Articles of Association, our governing documents may only be amended with a special resolution being the vote of holders of two-thirds of our shares entitled to vote in person or by proxy at a general meeting.

Rights of Non-Resident or Foreign Shareholders.

There are no limitations imposed by foreign law or by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase ordinary shares, preferred shares, debt securities or units representing a combination thereof. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	The title of the warrants;

●	The total number of warrants;

●	The price or prices at which the warrants will be issued;

●	The price or prices at which the warrants may be exercised;

●	The currency or currencies that investors may use to pay for the warrants;

●	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	Whether the warrants will be issued in registered form or bearer form;

●	Information with respect to book-entry procedures, if any;

●	If applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	If applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	If applicable, a discussion of material United States federal income tax considerations;

●	If applicable, the terms of redemption of the warrants;

●	The identity of the warrant agent, if any;

●	The procedures and conditions relating to the exercise of the warrants; and

●	Any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of ordinary shares will not have any rights of holders of ordinary shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our ordinary shares, preferred shares, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Share,” “Description of Warrants,” and “Description of Debt Securities” above, will apply to each unit and to each security included in each unit, respectively.

TRANSFER AGENT

Our transfer agent is Continental Stock Transfer & Trust Co., 1 State Street, 30th Floor, New York, New York.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities to fund our growth plans, for working capital, and for other general corporate purposes.

In the event the selling shareholder sells any ordinary shares by means of this prospectus, we will not receive any proceeds from such sale.

SELLING SHAREHOLDER

This prospectus also covers the offering for resale, from time to time, in one or more offerings, of up to 800,000 ordinary shares owned by the selling shareholder, EarlyBirdCapital, Inc. (“EBC”) who acquired our ordinary shares upon the conversion of our promissory note dated February 14, 2020, in the principal amount of $4,000,000.

The following table sets forth information relating to the selling shareholder as of August 31, 2020, based on information supplied to us by the selling shareholder on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholder may change over time, including by the addition of additional selling shareholders. If necessary, we will supplement this prospectus accordingly. The selling shareholder may hold or acquire at any time ordinary shares in addition to the shares offered by this prospectus and may have acquired additional ordinary shares since the date on which the information reflected herein was provided to us. In addition, the selling shareholder may have sold, transferred or otherwise disposed of some or all of his ordinary shares since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its ordinary shares in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

Selling Shareholder	Shares Owned Prior to Offering	Shares That May Be Offered	Shares Owned After Offering(1)
EarlyBirdCapital, Inc.	800,000	800,000	0

(1)	Assumes the sale of all shares offered by this prospectus by the selling shareholder.

Each time the selling shareholder sells any ordinary shares offered by this prospectus, the selling shareholder is required to provide you with this prospectus and any related prospectus supplement, if any, containing specific information about the selling shareholder and the terms of the ordinary shares being offered in the manner required by the Securities Act. Such prospectus supplement will set forth the following information with respect to the selling shareholder:

●	the name of the selling shareholder;

●	the nature of any position, office or any other material relationship that the selling shareholder has had within the last three years with us or any of our affiliates;

●	the number of shares owned by the selling shareholder prior to the offering;

●	the number of shares to be offered for the selling shareholder’s account; and

●	the number of and (if one percent or greater) the percentage of shares to be owned by the selling shareholder after the completion of the offering.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	Through agents;

●	To or through underwriters;

●	Through broker-dealers (acting as agent or principal);

●	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	Through a combination of any such methods of sale; or

●	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	Block transactions (which may involve crosses) and transactions on the NYSE American or any other organized market where the securities may be traded;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Selling shareholders may also, pursuant to this registration statement, sell securities offered hereby from time to time in the ways described above, as applicable. See “Selling Shareholders” in this prospectus.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

In addition, this prospectus may be used to offer securities for the account of the Selling Shareholder, in which we will receive no proceeds from such sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Selling Shareholder

We are registering shares to permit the resale of these shares by certain holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of shares by the selling shareholder.

The selling shareholder may sell all or a portion of the shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling shareholder effects such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling shareholder may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the shares owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, and we will amend, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling shareholder will sell any or all of the shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

EXPENSE OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$17,239.52
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing and postage expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

(1)	These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report for the three months ended March 31, 2020, and in our Reports on Form 8-K or Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2019.

LEGAL MATTERS

Certain legal matters related to the securities offered by this prospectus will be passed upon on the Company’s behalf by Maples and Calder (Cayman) LLP, with respect to matters of Cayman Islands law, and Lewis Brisbois Bisgaard & Smith LLP, San Francisco, CA, with respect to matters of United States law. Legal matters as to PRC law will be passed upon for us by the Grandall Law Firm (Shanghai). If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Friedman LLP, an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2019, and Marcum LLP, an independent registered public accounting firm, has audited TKK’s, our predecessor, financial statements for the period from February 5, 2018 (inception) through December 31, 2018, included in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this prospectus and elsewhere in the registration statement. In addition, Friedman LLP has audited the consolidated financial statements of Glory Star New Media Group Limited for the years ended December 31, 2019 and 2018, included in our current report on Form 8-K/A filed with the SEC on March 31, 2020, which also is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements are incorporated by reference in reliance on Friedman LLP’s and Marcum LLP’s reports given on their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The majority of our assets, including certain Chinese patents, are located in China. In addition, our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, and Grandall Law Firm, our counsel as to Chinese law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or China would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Maples and Calder (Cayman) LLP and Grandall Law Firm have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Maples and Calder (Cayman) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at ordinary law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, (6) not inconsistent with a Cayman Islands judgement in respect of the same matter and (7) not impeachable on the grounds of fraud. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Grandall Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Grandall Law Firm has advised us further that under Chinese law, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a Chinese court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. Prior to June 30, 2020, notwithstanding our incorporation under the laws of Cayman Islands, were not deemed a foreign private issuer as defined by Exchange Act and the regulations issued thereunder. Accordingly, prior to June 30, 2020, we filed our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a coping fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov.

We also maintain a website at www.gsmg.co, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.